Exhibit 2.06











                            STOCK PURCHASE AGREEMENT

                                      AMONG

                              LAWGIBB GROUP, INC.,

                            LAW INTERNATIONAL, INC.,

                       GIBB INTERNATIONAL HOLDINGS, INC.,

                         JACOBS ENGINEERING GROUP INC.,

                            JACOBS ENGINEERING, INC.,

                          JACOBS ENGINEERING UK LIMITED

                                       AND

                          JACOBS ENGINEERING FRANCE SAS



                           DATED AS OF APRIL 28, 2001



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                                Table of Contents

                                                                            Page

ARTICLE 1          DEFINITIONS.................................................2


   SECTION 1.1.    Definitions.................................................2

ARTICLE 2          PURCHASE OF STOCK...........................................9


   SECTION 2.1.    Purchase and Sale of UK Shares and Africa Shares............9

   SECTION 2.2.    Dividend...................................................10

   SECTION 2.3.    Purchase and Sale of Company Shares........................10

   SECTION 2.4.    Escrow.....................................................10

   SECTION 2.5.    Closings...................................................11

ARTICLE 3          REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY AND THE
                   COMPANY SUBSIDIARIES.......................................11


   SECTION 3.1.    Title to Shares............................................11

   SECTION 3.2.    Organization, Existence and Power..........................11

   SECTION 3.3.    Subsidiaries...............................................12

   SECTION 3.4.    Authorization..............................................12

   SECTION 3.5.    Corporate Records..........................................12

   SECTION 3.6.    Governmental Authorization.................................13

   SECTION 3.7.    Non-Contravention..........................................13

   SECTION 3.8.    Capitalization.............................................13

   SECTION 3.9.    Company Reports and Financial Statements...................14

   SECTION 3.10.   Accounts Receivable and Unbilled Work in Progress..........15

   SECTION 3.11.   Absence of Undisclosed Liabilities.........................15

   SECTION 3.12.   Permits....................................................15

   SECTION 3.13.   Absence of Certain Changes.................................16

   SECTION 3.14.   Litigation.................................................17

   SECTION 3.15.   Employee Benefit Plans.....................................17

   SECTION 3.16.   Labor and Employment Matters...............................19

   SECTION 3.17.   Taxes......................................................19

   SECTION 3.18.   Compliance with Laws.......................................21

   SECTION 3.19.   Finders' Fees..............................................21

   SECTION 3.20.   Environmental Compliance...................................21

   SECTION 3.21.   Insurance; Bonds...........................................22

   SECTION 3.22.   Takeover Statutes..........................................22

   SECTION 3.23.    Material Contracts........................................23

   SECTION 3.24.   Related Party Transactions.................................25

   SECTION 3.25.   Real Estate................................................25

   SECTION 3.26.   Government Contracting, Investigations and Actions.........26

   SECTION 3.27.   Foreign Corrupt Practices..................................27

   SECTION 3.28.   Relations with Suppliers and Customers.....................27

   SECTION 3.29.   Intellectual Property......................................27

   SECTION 3.30.   Title to Assets............................................28

   SECTION 3.31.   Accuracy of Representations................................28

ARTICLE 4          REPRESENTATIONS AND WARRANTIES OF THE BUYERS...............28


   SECTION 4.1.    Organization, Existence and Power..........................28

   SECTION 4.2.    Authorization..............................................29

   SECTION 4.3.    Governmental Authorization.................................29

   SECTION 4.4.    Non-Contravention..........................................29

   SECTION 4.5.    Litigation.................................................29

   SECTION 4.6.    Investment Representations.................................29

   SECTION 4.7.    Financing..................................................30

   SECTION 4.8.    Accuracy of Representations................................30

ARTICLE 5          COVENANTS OF THE SELLING PARTIES...........................30

   SECTION 5.1.    Conduct of the Business....................................30

   SECTION 5.2.    Noncompetition.............................................32

   SECTION 5.3.    Use of Names...............................................33

   SECTION 5.4.    Access to Information......................................33

   SECTION 5.5.    Notices of Certain Events..................................33

   SECTION 5.6.    Return of Information......................................34

   SECTION 5.7.    Resignation of Directors and Officers......................34

   SECTION 5.8.    Directors and Officers Insurance...........................34

   SECTION 5.9.    Supplements to Disclosure Letter...........................34

ARTICLE 6          COVENANTS OF THE BUYERS....................................34


   SECTION 6.1.    Return of Information......................................34

   SECTION 6.2.    Notices of Certain Events..................................34

   SECTION 6.3.    Consents and Approvals.....................................35

   SECTION 6.4.    Use of Names...............................................35

   SECTION 6.5.    Agreement Regarding Lex....................................35

   SECTION 6.6.    Lease and Other Indemnities................................35

ARTICLE 7          MUTUAL COVENANTS...........................................35


   SECTION 7.1.    Further Assurances.........................................35

   SECTION 7.2.    Publicity..................................................36

   SECTION 7.3.    Antitrust Filings..........................................36

   SECTION 7.4.    Section 338(h)(10) Election................................36

   SECTION 7.5.    Post-Closing Insurance.....................................36

   SECTION 7.6.    Confidentiality............................................37

   SECTION 7.7.    Post-Closing Cooperation...................................37

ARTICLE 8          CONDITIONS TO CLOSING......................................38


   SECTION 8.1.    Conditions to Obligations of the Buyers....................38

   SECTION 8.2.    Conditions to Obligation of the Selling Parties............40

ARTICLE 9          INDEMNIFICATION............................................41


   SECTION 9.1.    Agreement to Indemnify.....................................41

   SECTION 9.2.    Survival of Representations, Warranties and Covenants......43

   SECTION 9.3.    Notice and Procedure.......................................44

   SECTION 9.4.    Treatment of Indemnity Payments............................46

ARTICLE 10         TERMINATION................................................46


   SECTION 10.1.   Grounds for Termination....................................46

   SECTION 10.2.   Effect of Termination......................................47

ARTICLE 11         MISCELLANEOUS..............................................47


   SECTION 11.1.   Notices....................................................47

   SECTION 11.2.   Amendments; No Waivers.....................................48

   SECTION 11.3.   Expenses...................................................49

   SECTION 11.4.   Entire Agreement/No Third Party Beneficiaries..............49

   SECTION 11.5.   Arbitration................................................49

   SECTION 11.6.   Belgium Assets.............................................50

   SECTION 11.7.   Successors and Assigns.....................................50

   SECTION 11.8.   Governing Law..............................................50

   SECTION 11.9.   Counterparts; Effectiveness................................50

   SECTION 11.10.  Severability...............................................51

   SECTION 11.11.  Headings...................................................51

   SECTION 11.12.  Construction...............................................51

Exhibit List

Exhibit A         List of Company Persons Deemed to Have Knowledge

Exhibit B         Escrow Agreement

Exhibit C         Resignation of Directors

Exhibit D         Coverage, Amounts and Limits of ERP Insurance

Exhibit E         Form of Opinion of Long, Aldridge & Norman LLP

Exhibit F         Form of Opinion of Gibson Dunn & Crutcher LLP



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                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is dated as of April 28, 2001, and is by and among LAWGIBB GROUP, INC., a Georgia corporation ("Parent"), Law International, Inc., a Georgia corporation and wholly owned subsidiary of Parent ("Law International"), and GIBB INTERNATIONAL HOLDINGS, INC., a Delaware corporation and a wholly-owned subsidiary of Law International (the "Company"), on the one hand; and JACOBS ENGINEERING GROUP INC., a Delaware corporation ("Jacobs"), JACOBS ENGINEERING, INC., a Delaware corporation and a wholly-owned direct or indirect subsidiary of Jacobs ("US Acquisition Subsidiary"), JACOBS ENGINEERING UK LIMITED, a United Kingdom company and a wholly-owned direct or indirect subsidiary of Jacobs ("UK Acquisition Subsidiary"), and JACOBS ENGINEERING FRANCE SAS, a French company and a direct or indirect wholly-owned subsidiary of Jacobs ("Africa Acquisition Subsidiary"), on the other hand.

                                    RECITALS

     WHEREAS, the Company, directly and indirectly through its subsidiaries is engaged in the business of international engineering consultancy, specifically in the areas of transportation, civil and structural engineering, water and wastewater, environmental and geo-technical services, infrastructure, building and building services, information technology, defense, finance and commerce (the "Business");

     WHEREAS, the Company desires to sell, and UK Acquisition Subsidiary desires to buy, all of the issued and outstanding capital stock (collectively, the "UK Shares") of GIBB HOLDINGS LTD. ("Gibb UK"), GIBB PETERMULLER & PARTNERS (MIDDLE
EAST) LTD. and GIBB PETERMULLER & PARTNERS (EUROPE) LTD., each of which is a United Kingdom company and a wholly-owned subsidiary of the Company, and GIBB OVERSEAS (JERSEY) LTD., a Jersey company and wholly-owned subsidiary of the Company (collectively, the "UK Companies");

     WHEREAS, the Company desires to sell, and Africa Acquisition Subsidiary desires to buy, all of the issued and outstanding capital stock (the "Africa Shares") of Gibb Africa Consulting Engineers Ltd., a Cyprus company and wholly-owned subsidiary of the Company ("Gibb Africa"); and

     WHEREAS, Law International desires to sell, and US Acquisition Subsidiary desires to buy all of the issued and outstanding capital stock of the Company (the "Company Shares").

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     SECTION 1.1. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings given:

     "AAA" has the meaning set forth in Section 11.5(a).

     "Acquiring Third Party" has the meaning set forth in Section 5.2(a).

     "Affiliate" means, with respect to any Person, whether before or after the Closings, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such other Person, through the ownership of all or part of any Person and any Person defined as an "affiliate" under any Applicable Law.

     "Africa Acquisition Subsidiary" has the meaning set forth in the Preamble.

     "Africa Shares" has the meaning set forth in the Recitals.

     "Agreement" has the meaning set forth in the Preamble.

     "Annual Statements" has the meaning set forth in Section 3.9(a).

     "Applicable Insurance" has the meaning set forth in Section 9.2(b).

     "Applicable Law" means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, judgment, decree or other requirement which is legally binding (including any Environmental Law) of any Governmental Authority applicable to such Person or any of its Affiliates or Plan Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person or any of its Affiliates or Plan Affiliates).

     "Bank Debt" means Debt under any lines of credit of Gibb UK with Bank of America, N.A. and under Gibb Africa's 12.5 million Rand line of credit with Nedbank.

     "Benefit Arrangement" means any material benefit arrangement covering any current or former stockholder, officer, director, employee, Affiliate, consultant or agent of the Company or any Affiliate of the Company and the beneficiaries of any of them, that is not an Employee Benefit Plan, including, without limitation, (a) each employment or consulting agreement, (b) each arrangement providing for insurance coverage or workers' compensation benefits,
(c) each incentive bonus or deferred bonus arrangement, (d) each arrangement providing termination allowance, severance, continuation pay, indemnification or similar benefits, (e) each equity compensation plan, (f) each deferred compensation plan and (g) each compensation policy and practice maintained by the Company or any Affiliate of the Company.

2

     "Benefit Plan" means an Employee Benefit Plan or Benefit Arrangement.

     "Business" has the meaning set forth in the Recitals.

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized or required by law to close.

     "Buyers" means US Acquisition Subsidiary, UK Acquisition Subsidiary, Africa Acquisition Subsidiary and Jacobs.

     "Buyer Indemnitees" has the meaning set forth in Section 9.1(a).

     "Claim Notice" means any written notification of a Third Party Claim by an Indemnified Party to an Indemnifying Party pursuant to Section 9 hereunder.

     "Closings" means the Initial Closing and the Subsequent Closing.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Company" has the meaning set forth in the Preamble.

     "Company Balance Sheet" has the meaning set forth in Section 3.9.

     "Company Employee" means any employee of the Company or any Company Subsidiary at the time of the Initial Closing.

     "Company Material Adverse Effect" or the term "material" or any variations thereof used in conjunction with the Company or the Company Subsidiaries means
(i) any material adverse change in, or a material adverse effect on, the assets, liabilities, business or operations of the Company and the Company Subsidiaries taken as a whole in an amount in excess of Five Hundred Thousand Dollars ($500,000), individually (or aggregated with substantially similar matters), or
(ii) any event or circumstance that would prevent, materially hinder or materially delay the consummation of the transactions contemplated by this Agreement.

     "Company Purchase Price" has the meaning set forth in Section 2.3(b).

     "Company Shares" has the meaning set forth in the Recitals.

     "Company Subsidiaries" has the meaning set forth in Section 3.3.

     "Confidentiality Agreement" has the meaning set forth in Section 7.6.

     "Consolidated Net Equity" means the amount by which (a) the consolidated assets of the Company and the Company Subsidiaries (net of reserves appropriate under GAAP, consistently applied for all relevant periods) on such date are greater than (b) the consolidated liabilities of the Company and the Company Subsidiaries on such date, in each such case as determined in accordance with GAAP and applied in a manner consistent with that used to prepare the Company Balance Sheet. If, as of any date, the amount referred to in clause (b) of the immediately preceding sentence is greater than the amount referred to in clause
(a) of such sentence, the amount of Consolidated Net Equity as of such date shall be a negative number.

3

     "Contract" means any contract, agreement, license, lease, sales or purchase order or other legally binding commitment or understanding, whether written or oral, to which the Company or the Company Subsidiaries is a party relating to the Business.

     "Debt" means (i) any indebtedness of the Company or any of the Company Subsidiaries, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or other similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing capitalized lease obligations, (ii) any balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or account payable, in each case referred to in this clause (ii) incurred in the ordinary course of business, (iii) all indebtedness of others secured by a Lien on any asset of the Company or any Subsidiary of the Company (whether or not such indebtedness is assumed by the Company or any Subsidiary of the Company) and, (iv) to the extent not otherwise included by clauses (i) through (iii), any guaranty by the Company or any of the Company Subsidiaries of any indebtedness of any Person, other than the Company or one or more of the Company Subsidiaries; provided, however, that Debt shall not include performance bonds, guarantees, indemnities or letters of credit (or reimbursement agreements in respect thereof) of the Company or of the Company Subsidiaries for work performed or to be performed by the Company or the Company Subsidiaries.

     "Debt Prepayment Amount" means the aggregate amount in Dollars paid by Parent or Law International to a Third Party (which in no event shall include any Affiliate of any of the Selling Parties) after December 29, 2000 to reduce any Debt of the Company or the Company Subsidiaries owed to such Third Party, but only to the extent that such payment is made out of funds other than funds of the Company or the Company Subsidiaries.

     "Deductible Amount" has the meaning set forth in Section 9.1(c).

     "Disclosure Letter" means the Disclosure Letter from Parent to Jacobs of even date herewith.

     "Disputing Party" has the meaning set forth in Section 11.5.

     "Dividend" has the meaning set forth in Section 2.2.

     "Election" has the meaning set forth in Section 7.4(a).

     "Election Deadline" has the meaning set forth in Section 7.4(a).

     "Employee  Benefit  Plan" means any employee  benefit  plan,  as defined in
Section 3(3) of ERISA, that is sponsored or contributed to by the Company or any ERISA Affiliate thereof covering employees or former employees of the Company.

4

     "Employee Pension Benefit Plan" means any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA, other than a Multiemployer Plan.

     "Employment Agreements" has the meaning set forth in Section 3.15(a).

     "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, or treaty; all judicial, administrative, and regulatory orders, judgments, decrees and authorizations; and common law relating to: (A) the protection, investigation, remediation, or restoration of the environment or natural resources, (B) the handling, use, storage, treatment, disposal, release or threatened release of any Hazardous Substance, (C) the creation of a cause of action for damages to persons or property due to noise, odor, pollution or contamination or (D) the protection of the health and safety of employees or the public.

     "Equity Securities" has the meaning set forth in Section 3.8(b).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERP Coverage" has the meaning set forth in Section 7.5.

     "Escrow Account" has the meaning set forth in Section 2.1(b).

     "Escrow Agent" means ABN AMRO Trust Company (Jersey) Limited or any successor thereto.

     "Escrow Agreement has the meaning set forth in Section 2.4.

     "Escrow Amount" has the meaning set forth in Section 2.4.

     "Excess ERP Coverage" has the meaning set forth in Section 9.1(e).

     "Facilities" " has the meaning set forth in Section
3.25(a)(ii).

     "Financial Statements" has the meaning set forth in Section 3.9(a).

     "Foreign Antitrust Law" means the Fair Trading Act 1973, the European Merger Regulation or any substantially similar Applicable Law affecting the transactions contemplated by this Agreement.

     "Forms" has the meaning set forth in Section 7.4(a).

     "GAAP" means accounting principles generally accepted in the United States of America.

     "Gibb Africa" has the meaning set forth in the Recitals.

     "Gibb Names" has the meaning set forth in Section 5.3.

5

     "Gibb UK" has the meaning set forth in the Recitals.

     "Governmental Authority" means any foreign, domestic, federal, territorial, state or local (i) government or governmental authority or any regulatory, administrative or other governmental agency, or any political or other subdivision, department or branch of any of the foregoing or (ii) court, arbitrator or similar tribunal or forum.

     "Hazardous Substance" means any substance, material, or waste that is: (A) listed, classified or regulated in any concentration pursuant to any applicable Environmental Law; (B) any petroleum hydrocarbon, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance, material, or waste which may be the subject of regulatory action by any Governmental Authority pursuant to any applicable Environmental Law.

     "Indemnified  Party"  means any Person  entitled to  indemnification  under
Article 9.

     "Indemnifying Party" means any Person obligated to indemnify another Person under Article 9.

     "Indemnity Notice" means a written notification of a claim for indemnity under Article 9 (other than a Third Party Claim), made by an Indemnified Party to an Indemnifying Party pursuant to Section 9.3(b).

     "Initial Closing" has the meaning set forth in Section 2.1(a).

     "Initial Closing Date" has the meaning set forth in Section 2.5.

     "Intellectual Property Rights" has the meaning set forth in Section 3.29.

     "Interim Escrow Date" has the meaning set forth in Section 2.4.

     "Interim Statements" has the meaning set forth in Section 3.9(a).

     "Jacobs" has the meaning set forth in the Preamble.

     "Knowledge of the Company" or "to the best knowledge of the Company" means the actual knowledge of the persons listed on Exhibit A hereto.

     "Law International" has the meaning set forth in the Preamble.

     "Leases" has the meaning set forth in Section 3.25(a)(ii).

     "Leased Property" has the meaning set forth in Section 3.25(a)(ii).

     "Legal Proceeding" has the meaning set forth in Section 3.14.

     "Lex" has the meaning set forth in Section 6.5.

6

     "Lien" means, with respect to any asset, any mortgage, title defect or objection, lien, pledge, security interest, equity, claim, covenant, condition, hypothecation, restriction, encumbrance or charge of any kind in respect of such asset.

     "Losses" means any and all damages, claims, costs, losses, liabilities, expenses or obligations (including Taxes, interest, penalties, court costs, costs of preparation and investigation, and reasonable attorneys', accountants' and other professional advisors' fees and expenses), net of any insurance proceeds actually received pursuant to the procedures set forth in Section 9.1(b), and only after taking into account and crediting the full amount of any accruals, allowances and reserves applicable to the specific Loss in question recorded on the books and records of the Company and the Company Subsidiaries as of the Initial Closing.

     "material" means with respect to any Person other than the Company and the Company Subsidiaries an event, change or effect which is material in relation to the assets, liabilities, business or operations of such Person (and its subsidiaries, if any) taken as a whole or on the ability of such Person to perform its obligations hereunder.

     "Maximum R&W Indemnification" has the meaning set forth in Section 9.1(d).

     "Multiemployer Plan" means a multiemployer plan, as defined in Section 3(37) and 4001(a)(3) of ERISA.

     "Multiple Employer Plan" means any Employee Benefit Plan sponsored by more than one employer, within the meaning of Sections 4063 or 4064 of ERISA or
Section 413(c) of the Code.

     "Notice Period" has the meaning set forth in Section 9.3(a)(i).

     "Outside Date" has the meaning set forth in Section 10.1(d).

     "Overlap Period" has the meaning set forth in Section 9.1(a)(3).

     "Owned Property" has the meaning set forth in Section 3.25(a)(i).

     "Parent" has the meaning set forth in the Preamble.

     "Permitted Liens" means (a) Liens, taxes, assessments and other governmental charges not yet due and payable, (b) statutory, mechanics', laborers' and materialmen liens arising in the ordinary course of business for sums not yet due, (c) statutory and contractual landlord liens under leases pursuant to which the Company or a Company Subsidiary is a lessee and not in default and (d) such other imperfections of title as do not materially detract from the value or otherwise interfere with the present use of any of the Company's or any Company Subsidiary' respective properties or otherwise impair their respective business operations.

     "Permits" has the meaning set forth in Section 3.12.

     "Person" means an individual, corporation, partnership, limited liability company, association, trust, estate or other entity or organization, including a Governmental Authority.

7

     "Plan Affiliate" means, with respect to any Person, any employee benefit plan or arrangement sponsored by, maintained by or contributed to by any such Person, and with respect to any employee benefit plan or arrangement, any Person sponsoring, maintaining or contributing to such plan or arrangement.

     "Prohibited Gibb Business" means architectural, design, engineering, construction management, program management and consulting services performed on rail, transportation, development or utilities projects, but in no event shall include geotechnical, testing, or environmental services.

     "Purchase Price" has the meaning set forth in Section 2.3(c).

     "Qualified Loss" has the meaning set forth in Section 9.1(c).

     "Scheduled Contracts" has the meaning set forth in Section 3.23(a).

     "Section 338 Election Notice" has the meaning set forth in Section 7.4(a).

     "Securities Act" means the Securities Act of 1933, as amended, and any rules or regulations promulgated thereunder.

     "Seller Indemnitees" has the meaning set forth in Section 9.1(f).

     "Selling Parties" means each of Parent, Law International and the Company.

     "Shares" means, collectively, the Company Shares, the UK Shares and the Africa Shares.

     "Share Encumbrances" means any liens, charges, claims, options, pledges, rights of other parties, voting trusts, proxies, stockholder or similar agreements, encumbrances or restrictions of any nature whatsoever with respect to the Shares.

     "Subsequent Closing" has the meaning set forth in Section 2.3(a).

     "Subsequent Closing Date" has the meaning set forth in Section 2.5.

     "Subsequent Material Contract" has the meaning set forth in Section 5.1(a)(iii).

     "Subsidiary Purchase Price" has the meaning set forth in Section 2.1(b).

     "Takeover Statute" has the meaning set forth in Section 3.22.

     "Target Companies" means each of the UK Companies and Gibb Africa.

     "Tax" or "Taxes" means all taxes, charges, fees, levies, or other like assessments, including without limitation income, gross receipts, ad valorem, value added, premium, excise, real property, personal property, windfall profit, sales, use, transfer, license, withholding, employment, payroll, and franchise taxes imposed by any Governmental Authority, irrespective of whether imposed directly or indirectly, as a successor or transferee liability, as a joint and several liability pursuant to Section 1.1502-6 of the U.S. Treasury Regulations or comparable provisions of state, local or foreign law; and shall include any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to, or incurred in connection with any such Taxes or any contest or dispute thereof.

8

     "Tax Return" means all returns, reports, statements, forms or other materials or information required to be filed with any Governmental Authority having the power or authority to levy or assess Taxes.

     "Third Party" means any Person not a Party to this Agreement.

     "Third Party Claim" has the meaning set forth in Section 9.3.

     "UK Acquisition Subsidiary" has the meaning set forth in the Preamble.

     "UK Companies" has the meaning set forth in the Recitals.

     "UK Shares" has the meaning set forth in the Recitals.

     "US Acquisition Subsidiary" has the meaning set forth in the Preamble.

                                    ARTICLE 2

                                PURCHASE OF STOCK

     SECTION 2.1. Purchase and Sale of UK Shares and Africa Shares.

     (a) On the terms and subject to the conditions set forth herein, at the initial closing (the "Initial Closing"): (i) the Company shall, or shall cause its nominees to, sell, transfer, convey, assign and deliver to UK Acquisition Subsidiary, free and clear of all Share Encumbrances, and UK Acquisition Subsidiary shall purchase, acquire and accept from the Company or the Company's nominees, as applicable, the UK Shares, and (ii) the Company shall cause its nominees to, sell, transfer, convey, assign and deliver to Africa Acquisition Subsidiary, free and clear of all Share Encumbrances, and Africa Acquisition Subsidiary shall purchase, acquire and accept from the Company's nominees, the Africa Shares. At the Initial Closing, the Company shall deliver to UK Acquisition Subsidiary and the Africa Acquisition Subsidiary, respectively, certificates evidencing the UK Shares and the Africa Shares, together with a form of transfer, and such other instruments as may be reasonably requested by each of them to transfer full legal and beneficial ownership of such UK Shares and Africa Shares to UK Acquisition Subsidiary and the Africa Acquisition Subsidiary, respectively, free and clear of all Share Encumbrances.

     (b) At the Initial Closing, (x) UK Acquisition Subsidiary shall pay Seventeen Million Seven Hundred Fifty Thousand Dollars ($17,750,000) plus the Debt Prepayment Amount to the Company for the UK Shares and (y) Africa Acquisition Subsidiary shall pay Eight Million Seven Hundred Thousand Dollars ($8,700,000) to the Company for the Africa Shares; provided, however, that out of the foregoing amounts otherwise payable to the Company at the Initial Closing, UK Acquisition Subsidiary shall pay to the Escrow Agent at the Initial Closing the aggregate sum of Five Million Dollars ($5,000,000) (the "Escrow Amount"), in accordance with the terms of the Escrow Agreement. The aggregate amount of (x) and (y) is referred to herein as the "Subsidiary Purchase Price." The above payments shall be made by wire transfer of immediately available funds to, as the case may be, an account designated by the Company and an account designated by the Escrow Agent (the "Escrow Account"), in each case, in writing prior to the Initial Closing.

9

     (c) The parties hereto agree that the Escrow Amount shall be deposited with the Escrow Agent pursuant to the terms of the Escrow Agreement and shall only be released in accordance with the terms of the Escrow Agreement.

     SECTION 2.2. Dividend. Immediately following the Initial Closing, the Company shall issue a cash dividend (the "Dividend") in an amount equal to the difference between the Subsidiary Purchase Price and the Escrow Amount to Law International, by wire transfer to an account designated in writing by Parent prior to the Initial Closing. The parties agree that the Dividend is to be retained by Parent or Law International.

     SECTION 2.3.  Purchase and Sale of Company Shares.

     (a) As soon as practicable after the Company has issued the Dividend, but in no event later than one (1) Business Day following the Initial Closing, the parties shall conduct the subsequent closing (the "Subsequent Closing"). On the terms and subject to the conditions set forth herein, at the Subsequent Closing, Law International shall sell, transfer, convey, assign and deliver to US Acquisition Subsidiary, free and clear of all Share Encumbrances, and US Acquisition Subsidiary shall purchase, acquire and accept from Law
International, all of the Company Shares. At the Subsequent Closing, Law International shall deliver to US Acquisition Subsidiary certificates evidencing the Company Shares duly endorsed for transfer and such other instruments as may be reasonably requested by Jacobs to transfer full legal and beneficial ownership of such Company Shares to US Acquisition Subsidiary, free and clear of all Share Encumbrances.

     (b) At the Subsequent Closing, US Acquisition Subsidiary shall pay to Law International by wire transfer of immediately available funds to an account designated in writing by Parent prior to the Subsequent Closing an amount equal to Three Hundred Fifty Thousand Dollars ($350,000) (the "Company Purchase Price").

     (c) The sum of the Subsidiary Purchase Price and the Company Purchase Price is hereinafter referred to as the "Purchase Price".

     SECTION 2.4. Escrow. On the Initial Closing Date, each of Parent, Law International, the Company, US Acquisition Subsidiary, UK Acquisition Subsidiary, Africa Acquisition Subsidiary, Jacobs and the Escrow Agent shall enter into an agreement providing for the escrow arrangements with respect to the Escrow Amount, in the form of Exhibit B hereto (the "Escrow Agreement"). The Escrow Agreement shall provide for a 3-year term, and, among other terms, shall provide that on the date eighteen (18) months after the Initial Closing Date (the "Interim Escrow Date"), the Escrow Agent shall release to Parent, or otherwise in accordance with the terms of the Escrow Agreement, a sum equal to the positive difference, if any, between (x) the aggregate amount of any funds remaining in the Escrow Account as of the Interim Escrow Date, and (y) the sum of (a) the aggregate amount of any unpaid indemnification claims pending as of the Interim Escrow Date in connection with a claim for indemnification pursuant to Section 9.1 and (b) Three Million Dollars ($3,000,000).

10

     SECTION 2.5. Closings. The Initial Closing shall take place at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California on May 3, 2001, or such other date as to which Jacobs and Parent may agree in writing (the "Initial Closing Date"). The Subsequent Closing shall take place at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California, at such time as set forth in Section 2.3(a), or such other date as to which Jacobs and Parent may agree in writing (the "Subsequent Closing Date").

                                    ARTICLE 3

     REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY AND THE COMPANY SUBSIDIARIES

     As inducement to the Buyers to enter into this Agreement and to consummate the transactions contemplated herein, each of the Selling Parties, jointly and severally, represent and warrant, as of the date of this Agreement and as of the Initial Closing Date, to each of the Buyers that:

     SECTION 3.1. Title to Shares. Law International is the sole owner of record and beneficial owner of the Company Shares, and except as set forth in Section
3.1 of the Disclosure Letter, the Company is the sole owner of record and beneficial owner of the UK Shares and the Africa Shares. Except as set forth in
Section 3.1 of the Disclosure Letter, such Shares are free and clear of all Share Encumbrances, and each of Law International and the Company has, or will have at the Initial Closing or the Subsequent Closing, as the case may be, the full and unrestricted right, power and authority to sell and transfer such Shares to the respective Buyers. Upon delivery of certificates evidencing such Shares to the respective Buyers, together with a form of transfer and payment by the Buyers to Law International or the Company, respectively, pursuant to the terms hereof, the Buyers will acquire good and marketable title to and complete ownership of such Shares, representing all of the issued and outstanding capital stock of the Company and the Target Companies, respectively, free and clear of any Share Encumbrance of any nature whatsoever, subject only to the registration of such Share transfers, duly stamped, in the register of members of such companies.

     SECTION 3.2 Organization, Existence and Power. Each of the Selling Parties is a corporation (or equivalent) duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of formation and has all corporate powers and all licenses, authorizations, consents and approvals required to own or lease its properties or carry on its business as now conducted. Each of the Selling Parties is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not reasonably be expected to have a Company Material Adverse Effect. Each of the Selling Parties has heretofore delivered to the Buyers true and complete copies of their respective charter documents as currently in effect.

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     SECTION 3.3. Subsidiaries.  Section 3.3 of the Disclosure Letter sets forth a true and complete list of all of the Company's direct and indirect subsidiaries (the "Company Subsidiaries"). Such list sets forth the jurisdiction of incorporation, the authorized capital stock, the number of shares duly issued and outstanding, the number of such shares owned by the Company or another of the Company Subsidiaries and the name of any Third Parties who own any of such shares and the number of shares so owned. Except as set forth in Section 3.3 of the Disclosure Letter, all shares of capital stock of the Company Subsidiaries are (i) duly authorized and validly issued, (ii) are validly outstanding, fully paid and nonassessable, (iii) were not issued in violation of any preemptive rights or rights of Third Parties, and (iv) are owned by the Company, directly or indirectly through wholly owned subsidiaries of the Company, free and clear of any Share Encumbrances. Except as set forth in Section 3.3 of the Disclosure Letter, the Company (i) does not have any direct or indirect subsidiaries other than the Company Subsidiaries, and (ii) other than in the ordinary course of business of the Company, has not made any advances to or investments in, and does not own any securities of or other interests in, any Person other than the Company Subsidiaries.

     Each of the Company Subsidiaries is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has the requisite power to own or lease its properties and carry on its business as now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure so to qualify would not reasonably be expected to have a Company Material Adverse Effect. The Company has heretofore made available to the Buyers true and complete copies of the each of the Company Subsidiaries' charter documents as currently in effect.

     SECTION 3.4. Authorization. The execution, delivery and performance of this Agreement and the Escrow Agreement by the Selling Parties and the consummation by each of the Selling Parties of the transactions contemplated under this Agreement and the Escrow Agreement are within the Selling Parties ' respective corporate (or equivalent) powers and have been duly authorized by all necessary action on their parts, including all necessary shareholder action on the part of their respective shareholders. This Agreement and the Escrow Agreement have been duly and validly executed by the each of the Selling Parties and constitutes the legal, valid and binding agreement of each of the Selling Parties enforceable against each of them in accordance with its terms, except (a) as rights to indemnity hereunder may be limited by federal or state securities laws or the public policies embodied therein, (b) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally, and (c) as the remedy of specific performance and other forms of injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     SECTION 3.5. Corporate Records. The minute books, transfer books and stock ledgers of the Company and each of the Company Subsidiaries are complete and accurate in all material respects and contain accurate and complete records of all material actions previously taken by the board of directors and committees of the board of directors and the shareholders of the Company and the Company Subsidiaries. The Company and the Company Subsidiaries have maintained (and given the Buyers and their agents access to) their respective books, records and accounts, which are complete and correct and accurately reflect the activities of the Company and the Company Subsidiaries, and which have been kept in accordance with sound business practices.

12

     SECTION 3.6. Governmental Authorization. The execution, delivery and performance by the Selling Parties of this Agreement and the Escrow Agreement require no action by, consent or approval of, or filing with, any Governmental Authority.

     SECTION 3.7. Non-Contravention. Except as set forth in Section 3.7 of the Disclosure Letter, the execution, delivery and performance of this Agreement or the Escrow Agreement by the Selling Parties do not and will not (a) contravene or conflict with the respective charter documents of the Selling Parties or any Company Subsidiary; (b) contravene or conflict with or constitute a material violation of any provision of any Applicable Law binding upon or applicable to the Selling Parties, the Business or the Shares; (c) result in the creation or imposition of any Lien or any Tax on any of the assets of the Company or any Company Subsidiary; or (d) except as is not reasonably likely to have a Company Material Adverse Effect, result in a violation or breach of, or constitute a default under, or give rise to a right of termination, amendment, cancellation or acceleration of any right or obligation of the Company or any Company
Subsidiary  or to a loss of any  benefit  to which the  Company  or any  Company
Subsidiary is entitled under any provision of any note, bond, mortgage, indenture, lease, agreement, contract or other instrument binding upon the Company or to which the Company or such Company Subsidiary is a party or any license, franchise, permit or other similar authorization held by the Company or such Company Subsidiary or to which the Company or such Company Subsidiary is a party.

     SECTION 3.8.  Capitalization.

     (a) The authorized capital stock of the Company consists of One Thousand (1,000) shares of common stock, of which One Thousand (1,000) shares are issued and outstanding, all of which are owned by Law International. The authorized and outstanding capital stock of each of the Target Companies is set forth in
Section 3.8(a) of the Disclosure Letter.

     (b) All such issued and outstanding  shares of capital stock of the Company
(i) have been duly authorized and validly issued, (ii) are validly outstanding, fully paid and nonassessable and (iii) were not issued in violation of any preemptive rights or rights of Third Parties. Except as set forth in Section 3.8(b) of the Disclosure Letter, neither the Company, nor any of the Company Subsidiaries holds any of its issued and outstanding shares of capital stock in its treasury, and there are not, and on the Initial Closing Date and the Subsequent Closing Date there will not be, outstanding (i) any options, warrants, rights of first refusal or other rights to purchase from the Selling Parties or the Company Subsidiaries, any capital stock of the Company or the Company Subsidiaries, (ii) any securities convertible into or exchangeable for shares of such stock or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of the Company or any of the Company Subsidiaries (such shares, options, warrants, rights of first refusal or other rights, convertible securities, exchangeable securities or other commitments are referred to herein collectively as "Equity Securities"). Except as set forth in Section 3.8(b) of the Disclosure Letter, there is no contract, right or option outstanding to require the Company or any of the Company Subsidiaries to redeem, purchase or otherwise reacquire any Equity Securities of the Company, and there are no preemptive rights with respect to any Equity Securities of the Company.

13

     (c) Except as set forth in Section 3.8(c) of the Disclosure Letter, there are no shareholders agreements, investors' rights agreements, voting trusts or other agreements or understandings to which any of the Selling Parties or the Company Subsidiaries is a party or by which any of the Selling Parties or the Company Subsidiaries is bound relating to the voting of, or placing any restrictions on, any shares of the capital stock of the Company or any of the Company Subsidiaries.

      SECTION 3.9. Company Reports and Financial Statements.

     (a) Section 3.9(a) of the Disclosure Letter contains true and complete copies of the unaudited consolidated and consolidating balance sheets and related consolidated and consolidating statements of operations and retained earnings for the Company and the Company Subsidiaries for the years ended December 31, 1999 and December 29, 2000 (the "Annual Statements") and the consolidated and consolidating balance sheets and related consolidated and consolidating statements of operations for two-month periods ended as of March 3, 2000 and March 2, 2001, and for the three-month period ended March 30, 2001, (the "Interim Statements" and, together with the Annual Statements, the "Financial Statements"). The December 29, 2000 balance sheet is referred to herein as the "Company Balance Sheet."

     (b) Each of the Financial Statements (i) has been prepared based on the books and records of the Company and the Company Subsidiaries in accordance with GAAP, subject in the case of the Interim Statements to year-end adjustments, consistent with past practice and with each other and present fairly the consolidated financial condition and consolidated results of operations of the Company and the Company Subsidiaries as of the dates or for the periods indicated; (ii) contains and reflects all necessary adjustments, accruals, provisions and allowances for a fair presentation of the Company's financial condition and the results of the Company's operations for the periods covered by such Financial Statements, subject in the case of the Interim Statements to year-end adjustments; (iii) to the extent applicable, contains and reflects adequate provisions for all reasonably anticipated liabilities for all Taxes with respect to the periods then ended and all prior periods; and (iv) with respect to contracts and commitments for the sale of goods or the provision of services by the Company and the Company Subsidiaries, contains and reflects adequate reserves for all reasonably anticipated losses and costs and expenses in excess of expected receipts, subject in the case of the Interim Statements to normal year-end adjustments which, in the aggregate, will not have a Company Material Adverse Effect.

     (c) The Annual Statements were subject to customary audit procedures by Ernst & Young LLP in connection with issuing its audit report on the audited consolidated financial statements of Parent, and except as otherwise set forth in Section 3.9(c) of the Disclosure Letter, the results shown on such financial statements were included in the consolidated financial statements of Parent without changes or adjustments.

14

     (d) The Company and the Company Subsidiaries have discharged their respective accounts payable and other current liabilities and obligations relating to the Business consistent with their respective past practices. There are no accounts payable and other current liabilities and obligations relating to the Business of Ten Thousand Dollars ($10,000) or greater that are materially past due.

     (e) As of the date hereof, the Consolidated Net Equity is, and as of the Initial Closing Date and the Subsequent Closing Date, the Consolidated Net Equity will be, no less than the sum of (i) Twenty Million Dollars ($20,000,000) and (ii) any Debt Prepayment Amount.

     SECTION 3.10. Accounts Receivable and Unbilled Work in Progress. All accounts receivable and unbilled work in progress of the Company and the Company Subsidiaries are reflected properly on their respective books and records, and represent valid and enforceable obligations arising from bona fide transactions in the ordinary course of business, fully collectible in the ordinary course of business, in each case net of any (x) bad debt reserves (including any general bad debt reserve) and (y) negative work in progress specifically allocated to such account receivable or unbilled work in progress recorded on the respective books of the Company and the Company Subsidiaries, without cost in collection efforts therefor. Such accounts receivable and unbilled work in progress are subject to no defenses, claims or rights of setoff, and such accounts receivable are, and when billed the unbilled work in progress will be, fully collectible in the ordinary course of business net of (w) the bad debt reserves (including any general bad debt reserve) and (z) negative work in progress specifically allocated thereto recorded on the respective books of the Company and the Company Subsidiaries without cost of collection efforts therefor. Except as set forth in Section 3.10 of the Disclosure Letter, (i) no account debtor is delinquent in its payment by more than ninety (90) days, (ii) no account debtor has, to the best knowledge of the Company, refused or threatened to refuse to pay its obligations for any reason, (iii) no account debtor is, to the best knowledge of the Company, insolvent or bankrupt, and (iv) no account receivable is pledged to any Third Party.

     SECTION 3.11.  Absence of Undisclosed  Liabilities.  Except as set forth in
Section 3.11 of the Disclosure Letter and except for liabilities or obligations which are accrued or reserved against in the Company Balance Sheet (or reflected in the notes thereto), or which were incurred after the date of the Company Balance Sheet in the ordinary course of business and consistent with past practices or in connection with the transactions contemplated by this Agreement, the Company and the Company Subsidiaries do not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP (consistently applied for all relevant periods) to be reflected in, reserved against or otherwise described in the Company Balance Sheet (or reflected in the notes thereto).

     SECTION 3.12. Permits. The Company and the Company Subsidiaries hold all approvals, authorizations, certificates, consents, licenses, orders and permits and other similar authorizations of all Governmental Authorities (and all other Persons) necessary for the operation of the Business as currently operated or affecting or relating in any way to the Business (the "Permits"), and Section
3.12 of the Disclosure Letter sets forth, to the best knowledge of the Company, all material Permits. Except as set forth in Section 3.12 of the Disclosure
Letter, each Permit is valid and in full force and effect in all material respects, and none of the material Permits will be terminated or become terminable or impaired in any material respect as a direct result of the transactions contemplated hereby.

15

     SECTION 3.13.  Absence of Certain  Changes.  Except as set forth in Section
3.13 of the Disclosure Letter, since the Company Balance Sheet Date, the Company and the Company Subsidiaries have conducted their respective businesses in the ordinary and usual course and there has not been:

     (a) any event, occurrence, state of circumstances or facts or change in the Company or the Company Subsidiaries that has had or that may be reasonably expected to have, either alone or together, a Company Material Adverse Effect;

     (b) any incurrence, assumption or guarantee by the Company or any of the Company Subsidiaries of any outstanding amount of indebtedness for borrowed money or any other liabilities of any nature, whether or not accrued, contingent or otherwise;

     (c) any (i) payments by the Company or any of the Company Subsidiaries in respect of Debt of the Company or any of the Company Subsidiaries or in satisfaction of any liabilities of the Company or any of the Company
Subsidiaries, other than for payment of any Debt Prepayment Amount in the ordinary course of business or (ii) creation, assumption or sufferance of the existence of (whether by action or omission) any Lien on any assets reflected on the Company Balance Sheet, other than Permitted Liens;

     (d) other than for distributions between and among the Company Subsidiaries, any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or the Company Subsidiaries, or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other ownership interests in the Company or the Company Subsidiaries;

     (e) any material damage to or loss of any asset or property used in the Business, whether or not covered by insurance;

     (f) any transaction or commitment made, or any contract or agreement entered into, by the Company or any of the Company Subsidiaries relating to their respective assets or businesses (including the acquisition or disposition of any assets) or any loss or relinquishment by the Company or any of the Company Subsidiaries of any material contract or other material right, other than transactions and commitments in the ordinary course of business in accordance with their customary practices;

     (g) any change by the Company in its accounting principles, methods or practices or in the manner it keeps its books and records or any change by the Company of its current practices with regards to sales, receivables, payables or accrued expenses, except as required by GAAP, consistently applied for all relevant periods;

     (h) any increase in (or commitment, oral or written, to increase) the rate or terms (including, without limitation, any acceleration of the right to receive payment) of compensation payable or to become payable by the Company or any of the Company Subsidiaries to their directors, officers, employees or consultants, other than customary increases in the ordinary course of business;

16

     (i) any increase in (or commitment, oral or written, to increase) the rate or terms (including, without limitation, any acceleration of the right to receive payment) of any bonus, insurance, pension or other employee benefit plan or contract, payment or arrangement made to, for or with any director, officer, employee or consultant of the Company or any of the Company Subsidiaries, other than customary increases in the ordinary course of business;

     (j) any loan to or guarantee or assumption of any loan or obligation on behalf of any director, officer, stockholder or, to the best knowledge of the Company, any employee of the Company or any Company Subsidiary;

     (k) any change in employee relations which has or is reasonably likely to have a Company Material Adverse Effect or a material adverse effect on the relationships between the employees and management of the Company;

     (l) to the best knowledge of the Company, any notification by any significant customer of the Company or the Company Subsidiaries indicating any intention to stop, or materially decrease the rate of, buying goods or services from the Company or the Company Subsidiaries or to change its current business relationship with the Company or the Company Subsidiaries (but excluding any customers whose Contracts have been completed in accordance with their respective terms, with respect to those completed Contracts only); or

     (m) any negotiation or agreement by or on behalf of the Selling Parties to do any of the things described in this Section 3.13.

     SECTION 3.14. Litigation. Except as set forth in Section 3.14 of the Disclosure Letter, there is no action, suit, claim, investigation or proceeding (each a "Legal Proceeding") pending against, or to the best knowledge of the Company, threatened against or affecting, the Company or any of the Company Subsidiaries or any of their respective assets before any Governmental Authority which would reasonably be expected to result in Losses in excess of One Hundred Fifty Thousand Dollars ($150,000) or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby. To the best knowledge of the Company, no event has occurred and no circumstance, matter or set of facts exist which would constitute a valid basis for the assertion by any Person of any Legal Proceeding, other than those set forth in Section 3.14 of the Disclosure Letter, which would reasonably be expected to result in Losses in excess of One Hundred Fifty Thousand Dollars ($150,000). There is no outstanding or, to the best knowledge of the Company, threatened, judgment, injunction, order, consent or decree of any Governmental Authority against the Company, any Company Subsidiary or any of their respective assets. Section 3.14 of the Disclosure Letter sets forth a general description of the damages or other relief sought in all Legal Proceedings described therein.

     SECTION 3.15. Employee Benefit Plans

     (a) Section 3.15(a) of the Disclosure Letter sets forth (i) a list of all Contracts (other than standard form letter agreements provided pursuant to subsection (ii)), providing for employment, consulting, severance pay, continuation pay, termination pay, director, officer or employee indemnification, nondisclosure, non-competition, or other similar agreements of any nature whatsoever, and a written summary of any oral Contracts covering such matters (collectively, with the letter agreements set forth in the Section 3.15(a) of the Disclosure Letter, the "Employment Agreements") between the Company or the Company Subsidiaries, on the one hand, and any current or former stockholder, officer, director, employee, consultant or agent of the Company or any Company Subsidiary, on the other hand, that are currently in effect, and
(ii) a copy of any standard form letter agreements relating to any of the foregoing and a description of any exceptions to, or deviations from, any such standard forms. Except as set forth in Section 3.15 of the Disclosure Letter, there are no Employment Agreements or other similar agreements to which the Company is a party under which the transactions contemplated by this Agreement
(i) will require any payment by the Company, the Company Subsidiaries or the Buyers or any consent or waiver from any Person, or (ii) will result in any change in the nature of any rights of any Person under any such Employment Agreement. To the best knowledge of the Company, there are no noncompetition or nondisclosure agreements or similar agreements between any employee, officer or director of the Company or any Company Subsidiary, on the one hand, and any third party, on the other hand, or by which any such employee, officer or director is bound that has been breached, or may reasonably be expected to be breached, by the activities of such employee, officer or director on behalf of the Company or any Company Subsidiary.

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     (b) Section  3.15(b) of the Disclosure  Letter sets forth all Benefit Plans of the Company and the Company Subsidiaries. With respect to each such Benefit Plan, the Selling Parties have made available to the Buyers true and correct copies of (i) all governing instruments and related agreements, including a written description of any Benefit Plan not set forth in writing, (ii) any reports required to be filed since January 1, 1998 with any Governmental
Authority and any accountant's  opinions, if applicable,  for each Benefit Plan,
(iii) any qualifications, determination or similar letters or authorizations obtained from any Governmental Authority with respect to each Benefit Plan and
(iv) if applicable, the most recently prepared financial statements of each Benefit Plan.

     (c) Except as set forth in Section 3.15(c) of the Disclosure Letter, neither the Company, the Company Subsidiaries, nor any of their Affiliates sponsors or, within the last five (5) years, has sponsored, maintained, contributed to, or incurred an obligation to contribute to, any Employee Pension Benefit Plan. Neither the Company, the Company Subsidiaries nor any of its Affiliates sponsors or has ever sponsored, maintained, contributed to, or incurred an obligation to contribute to any Multiemployer Plan or to a Multiple Employer Plan.

     (d) Except as set forth in Section 3.15(d) of the Disclosure Letter, no individual shall accrue or receive additional benefits, service or accelerated rights to payments of benefits under any Benefit Plan, including the right to receive any parachute payment, or become entitled to severance, termination allowance or similar payments as a direct result of the transactions contemplated by this Agreement.

     (e) Each Benefit Plan has been maintained in all material respects, by its terms and in operation, in accordance with Applicable Law, and there has been no violation of any reporting or disclosure requirement imposed by Applicable Law.

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     (f) To the extent  permitted under Applicable Law, each Benefit Plan can be amended or terminated at any time, without consent from any other party and without liability other than for benefits accrued as of the date of such amendment or termination. The Company, the Company Subsidiaries and their Affiliates have made full and timely payment of all amounts required to be contributed or paid as expenses under the terms of each Benefit Plan and Applicable Law (or have no liability for late payments), and the Company, the Company Subsidiaries and their Affiliates shall continue to do so through the Subsequent Closing.

     SECTION 3.16. Labor and Employment Matters.

     (a) Except as set forth in Section 3.16(a) of the Disclosure Letter, no collective bargaining agreement or similar labor agreement exists that is binding on the Company or the Company Subsidiaries and, except as set forth in
Section 3.16(a) of the Disclosure Letter, no petition has been filed or proceedings instituted by an employee or group of employees with any labor relations board or similar authority under Applicable Law seeking recognition of a bargaining representative. Section 3.16(a) of the Disclosure Letter sets forth any organizational effort that, to the best knowledge of the Company, is currently being made or threatened or has been made since January 1, 1998 by or on behalf of any labor union to organize any employees of the Company or the Company Subsidiaries.

     (b) Except as set forth in Section 3.16(b) of the Disclosure Letter, (i) there is no labor strike, slow down or stoppage pending or, to the best knowledge of the Company, threatened, against or directly affecting the Company or the Company Subsidiaries, (ii) no grievance or arbitration proceeding arising out of or under any collective bargaining agreement or similar labor agreement is pending, and, to the best knowledge of the Company, no claims therefor exist, and (iii) none of the Company or the Company Subsidiaries, nor any of their respective Affiliates, has received any notice or has any knowledge of any threatened labor or employment dispute, controversy or grievance or any other unfair labor practice proceeding or breach of contract claim or discrimination complaint or charge or action with respect to claims of, or obligations to, any employee or group of employees of the Company or the Company Subsidiaries.

     (c) Each of the Company and the Company Subsidiaries has complied in all material respects with all Applicable Law, rules and regulations relating to the employment of labor and those relating to hours, wages, collective bargaining and the payment and withholding of Taxes and other sums as required by appropriate Governmental Authorities.

     (d) Section 3.16(d) of the Disclosure Letter sets forth a list of the names of all employees of the Company or the Company Subsidiaries currently employed who receive One Hundred Fifty Thousand Dollars ($150,000) or more per year in compensation and indicates the current salary or wage rate of each such employee. All of the salaries, wages and benefits of all employees of the Company and the Company Subsidiaries have been paid by the Company or the Company Subsidiaries, as the case may be, when due for all periods through the date hereof, and, as of the Initial Closing Date and the Subsequent Closing Date, will have been paid by the Company or the Company Subsidiaries when due for all periods through such dates.

     SECTION 3.17. Taxes.  Except as set forth in Section 3.17 of the Disclosure
Letter:

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     (a) The  Company  and the Company  Subsidiaries  have timely  filed all Tax
Returns required to have been filed by them and all such Tax Returns are true, correct and complete in all respects; each affiliated group with which any of the Company and the Company Subsidiaries files a consolidated or combined Tax Return has filed all such Tax Returns that it was required to file for each taxable period during which any of the Company and the Company Subsidiaries was a member of the group and all such consolidated and combined Tax Returns were correct and complete in all respects; none of such Tax Returns contains a disclosure statement under Section 6662 of the Code (or any predecessor statute) or any similar provision of state, local or foreign law.

     (b) All Taxes due and payable by the Company and the Company Subsidiaries (whether or not shown on any Tax Return) have been timely paid in full or reflected as a reserve on the Company Financial Statements.

     (c) The charges, accruals and reserves for Taxes (including deferred Taxes) currently reflected on the Financial Statements were adequate to cover all unpaid Taxes accruing or payable by the Company and the Company Subsidiaries in respect of taxable periods that end on or before the date of each such Company Financial Statement.

     (d) There are no audits or administrative proceedings, court proceedings or claims pending against the Company or any of the Company Subsidiaries with respect to any Taxes and no assessment, deficiency or adjustment has been asserted or, to the best knowledge of the Company, proposed with respect to any Tax Return of or with respect to the Company or any of the Company Subsidiaries and there are no liens for Taxes upon the assets or properties of the Company or any of the Company Subsidiaries, except for liens for Taxes not yet due and owing.

     (e) Since January 1, 1996, no written claim has been made by an authority in a jurisdiction where the Company or any of the Company Subsidiaries currently do not file Tax Returns that any of the Company or the Company Subsidiaries are or may be subject to taxation by that jurisdiction.

     (f) The Company and each of the Company Subsidiaries have withheld and paid over all Taxes required to have been withheld and paid over in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other Third Party.

     (g) Neither the Company nor any Company Subsidiary is required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provisions of other law or regulations) by reason of a change in accounting method nor does the Company or any such Subsidiary have any knowledge that the United States Internal Revenue Service (or other Governmental Authority having taxing authority) has proposed, or is considering, any such change in accounting method.

     (h) The Company and the Company  Subsidiaries  are in full  compliance with
Section 263A of the Code and the Treasury Regulations thereunder for all taxable years for which the statute of limitations is not yet closed.

20

     (i) Neither the Company nor any Company Subsidiary has been included in any consolidated, combined or unitary Tax Return (other than for a group of which Parent, Law International or the Company is the common parent) provided for under the laws of the United States, any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired; and neither the Company nor any Company Subsidiaries has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

     (j) None of Parent, Law International, the Company or any of the Company Subsidiaries is a party to or bound by any affiliated group consolidated return tax allocation agreement, tax sharing agreement or tax indemnification agreement, other than among themselves.

     (k) As of the Initial Closing Date and the Subsequent Closing Date, there will be no excess loss accounts or deferred intercompany gains or losses pertaining to the Company or any of the Company Subsidiaries.

     SECTION 3.18. Compliance with Laws. Except as set forth in Section 3.18 of the Disclosure Letter, since January 1, 1996, neither the Company, nor any of the Company Subsidiaries violated or infringed (in either case, to the best knowledge of the Company), and is not in violation or infringement of, any Applicable Law or any order, writ, injunction or decree of any Governmental Authority.

     SECTION 3.19. Finders' Fees. Except for Deutsche Banc Alex. Brown, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Selling Parties who would be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

     SECTION 3.20. Environmental Compliance.

     (a) The Company and the Company Subsidiaries have obtained all approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of all Governmental Authorities, or from any other Person, that are required under any Environmental Law applicable to the Company or the Company Subsidiaries. There are no material permits, licenses and other authorizations issued under any Environmental Law applicable to the Company and the Company Subsidiaries.

     (b) The Company is also in compliance with all material limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws applicable to the Company or the Company Subsidiaries.

     (c) Except as set forth in Section 3.20(c) of the Disclosure Letter, there are no present, nor, to the best knowledge of the Company have there been any past, events, conditions, circumstances, incidents, actions or omissions, relating to or in any way affecting the Company, the Company Subsidiaries, the Business or any facilities or real property currently or, to the best knowledge of the Company formerly, owned, operated or leased by the Company or any Company Subsidiary that violate or may violate any Environmental Law applicable to the Company or the Company Subsidiaries or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law,
(ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any Hazardous Substance or (iii) resulting from exposure to workplace hazards.

21

     (d) The Company and the Company Subsidiaries have made available to the Buyers all environmental documents, studies and reports that are in the possession of the Company or any of the Company Subsidiaries relating to: (i) any Facilities owned leased or operated by the Company or any of the Company Subsidiaries or (ii) any liability under Environmental Law of the Business, the Company or the Company Subsidiaries.

     (e) Except as set forth in Section 3.20(e) of the Disclosure Letter, there are no, nor, to the best knowledge of the Company have there ever been any, underground storage tanks, asbestos-containing materials or polychlorinated biphenyls located on property currently, or, to the best knowledge of the Company, formerly, owned, operated or leased by the Company and the Company Subsidiaries.

     SECTION 3.21. Insurance; Bonds. Section 3.21 of the Disclosure Letter sets forth a complete list accurately describing all current insurance policies, other than insurance policies purchased by subcontractors or other Third Parties under which the Company or any of the Company Subsidiaries are additional named insureds, held by or for the benefit of the Company or any of the Company Subsidiaries or concerning their respective businesses and properties, including but not limited to all casualty, errors and omissions insurance and officers' and directors' liability insurance policies that cover the Company or any of the Company Subsidiaries or their officers and directors and all material outstanding bonds, letters of credit and other surety arrangements issued or entered into in connection with the businesses, assets and liabilities of the Company or any of the Company Subsidiaries. All insurance coverage applicable to the Company or the Company Subsidiaries is in full force and effect, is believed by the Selling Parties to insure the Company and the Company Subsidiaries in reasonably sufficient amounts against all risks usually insured against by persons operating similar businesses or properties of similar size in the localities where such businesses or properties are located, provides coverage as may be required by any and all contracts to which the Company is a party and has been issued by insurers of recognized responsibility. There are no pending material claims against such insurance by the Company or any of the Company Subsidiaries as to which the applicable insurers have denied coverage. In addition, there exist no material claims (or facts and circumstances with respect to potential claims) under such insurance that have not been properly filed by the Company or any of the Company Subsidiaries. Since January 1, 1998, neither the Company nor any Company Subsidiary has been refused any insurance coverage by any insurer from which the Company or any Company Subsidiary has sought coverage.

     SECTION 3.22. Takeover Statutes. No "fair price," "moratorium" or "control share acquisition" or other similar anti-takeover statute or regulation of any Governmental Authority, whether foreign or domestic (each a "Takeover Statute") or any applicable anti-takeover provision in the charter documents of the Company or the Target Companies is applicable to the Company, the Company Subsidiaries, this Agreement or any of the transactions contemplated by this Agreement.

22

     SECTION 3.23. Material Contracts.

     (a) Section 3.23(a) of the Disclosure Letter sets forth a complete list of the following existing Contracts of the Company, the Company Subsidiaries or the Business (collectively with the Employment Agreements and the Leases, the "Scheduled Contracts"):

     (i) each Contract of the Company that requires or permits the other party thereto to require the payment or incurrence of liabilities by the Company subsequent to the date of this Agreement of more than Two Hundred Fifty Thousand Dollars ($250,000);

     (ii) each Contract of the Company or the Company Subsidiaries involving the obligation of any of the Company or the Company Subsidiaries to deliver products or services involving payments to the Company or the Company Subsidiaries in excess of Two Hundred Fifty Thousand Dollars ($250,000);

     (iii) each Contract of the Company or the Company Subsidiaries with a customer or client with respect to which there is a reasonable probability that the direct costs (including fringe benefits) related to the Contract will exceed the revenue for the Contract by at least Twenty-Five Thousand Dollars ($25,000);

     (iv) performance bonds, completion bonds, bid bonds, suretyship agreements and similar instruments and agreements and any letters of credit and the related reimbursement agreements issued with respect to the foregoing;

     (v) each partnership agreement, joint venture agreement, teaming arrangement or other similar Contract entered into by the Company or a Company Subsidiary which is currently in effect, or under which there are residual obligations of the Company or a Company Subsidiary;

     (vi) each Contract for the acquisition or disposition of a business or a material amount of assets or property entered into by the Company or a Company Subsidiary since January 1, 1998;

     (vii) each Contract, commitment or obligation of the Company or a Company Subsidiary restricting or otherwise affecting the ability of the Company or a Company Subsidiary to compete in the Business or otherwise in any jurisdiction;

     (viii) each Contract relating to the use of Intellectual Property Rights, except any of the foregoing related to the use of generally available computer software;

     (ix) all material warranty agreements, product or service guarantees or indemnity agreements currently in effect with respect to any of the services heretofore rendered or products heretofore sold by the Company or a Company Subsidiary;

23

     (x) each distribution, sales representative, commission, marketing, agent, franchise, technical assistance Contract or other similar Contract relating to or providing for the marketing and/or sale of products or services to which the Company or any Company Subsidiary is a party or by which it is otherwise bound;

     (xi) each Contract, other than the Employment Agreements, or other similar agreements to which the Company is a party with any current or former officer, director, employee, consultant, agent or other representative having a remaining term of more than six (6) months from the date hereof or providing for an obligation to pay and/or accrue compensation of Fifty Thousand Dollars ($50,000) or more per annum, or providing for the payment of fees or other consideration in excess of Fifty Thousand Dollars ($50,000);

     (xii) each Contract relating to, or evidencing, or guaranteeing, or providing security for, Debt or the deferred purchase price of material property (whether incurred, assumed, guaranteed or secured by any asset);

     (xiii) each material Contract for the purchase or sale of inventory, equipment or Third Party services that contains an escalation, renegotiation or redetermination clause or which cannot be canceled without liability, premium or penalty if written notice is given thirty (30) days prior to the effective date of the notice; and

     (xiv) each other existing Contract, not otherwise covered by clauses (i) through (xiii), the loss of which could reasonably be expected to result in a Company Material Adverse Effect.

     (b) The Selling Parties have made available to the Buyers true and correct copies of all Scheduled Contracts. Each Scheduled Contract is a legal, valid and binding obligation of the Company or the Company Subsidiary, as the case may be, and, to the best knowledge of the Company, each other party thereto, enforceable against each such party thereto in accordance with its terms, except (i) as rights to indemnity hereunder may be limited by federal or state securities laws or the public policies embodied therein, (ii) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally, and (iii) as the remedy of specific performance and other forms of injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Neither the Company, the Company Subsidiaries nor, to the best knowledge of the Company, any other party thereto, is in material default under such Scheduled Contracts.

     (c) Except as set forth in Section 3.23(c) of the Disclosure Letter, none of the Selling Parties are aware of any intent by any party to any Scheduled Contract (i) to terminate or amend the terms thereof or (ii) with respect to any Scheduled Contract that contains an option to extend its term or that renews automatically if no notice of termination is given, to refuse to exercise such option or to renew such Scheduled Contract upon expiration of its term. Neither the Company nor any Company Subsidiary is currently paying liquidated damages in lieu of performance under any Scheduled Contract.

24

     SECTION 3.24.  Related Party  Transactions.  Except as set forth in Section
3.24  of  the  Disclosure   Letter,   neither  the  Company,   nor  the  Company
Subsidiaries, nor Parent, nor any of their related persons, nor, to the best knowledge of the Company, any of the officers or directors of the Company or the Company Subsidiaries (or any family member of any such officer or director), now has or at any time subsequent to January 1, 1998, either directly or indirectly, had a material interest in:

     (a) any Person which furnishes or sells or during such period furnished or sold services or products to the Company or the Company Subsidiaries or purchases or during such period purchased from the Company or the Company Subsidiaries any goods or services, or otherwise does or during such period did business with the Company or the Company Subsidiaries; or

     (b) any contract, commitment or agreement to which the Company or any Company Subsidiary is or during such period was a party or under which it is or was obligated or bound or to which any of its properties may be or may have been subject.

     SECTION 3.25. Real Estate.

     (a) Section 3.25(a) of the Disclosure Letter sets forth a complete list of the following:

     (i) all real property and interests in real property and the buildings, structures and improvements thereon (the "Owned Property") which the Company or any of the Company Subsidiaries owns;

     (ii) all leases (the "Leases") of real property and interests in real property and the buildings, structures and improvements thereon (the "Leased Property" and together with the Owned Property, the "Facilities") pursuant to which the Company or any of the Company Subsidiaries is the lessee except Leases into which the Company or the Company Subsidiary has entered in connection with a project or to provide employee housing, and with respect to which (A) the annual rental obligation does not exceed Twenty Five Thousand Dollars ($25,000) or (B) the Lease is terminable without penalty on sixty (60) days or less notice to the landlord;

     (iii) all Contracts (and all amendments, extensions and modifications thereto) held by the Company or any of the Company Subsidiaries, or contractual obligations (and all amendments, extensions and modifications thereto) on the part of either the Company or any of the Company Subsidiaries, to purchase or acquire any interest in real property;

     (iv) all Contracts (and all amendments, extensions and modifications thereto) granted by either the Company or any of the Company Subsidiaries, or contractual obligations (and all amendments, extensions and modifications thereto) on the part of either the Company or any of the Company Subsidiaries, to sell or dispose of any interest in real property; and

25

     (v) all policies of title insurance issued to the Company or any of the Company Subsidiaries with respect to the Facilities.

     The Selling parties have made available to the Buyers true and correct copies of the Leases and other Contracts and polices of title insurance set forth in the Disclosure Letter.

     (b) The Facilities are sufficient for the conduct of the Business as it is now being conducted. All Owned Properties have received all required approvals of Governmental Authorities (including, without limitation, permits and a certificate of occupancy or other similar certificate permitting lawful occupancy of the Facilities) required in connection with the operation thereof and are being operated and maintained in all material respects in accordance with Applicable Law. The improvements constructed on the Facilities, including, without limitation, all leasehold improvements situated in or on the Leased Property and owned by the Company, and all material fixtures and equipment and other material tangible assets owned, leased or used by the Company or any of the Company Subsidiaries at the Facilities are, to the best knowledge of the
Company: (i) subject to no material defects, (ii) in good operating condition and repair, subject to ordinary wear and tear, and (iii) in conformity in all material respects with all Applicable Law and other requirements relating thereto currently in effect.

     (c) Except as set forth in Section 3.25(c) of the Disclosure Letter, (i) each Lease is in full force and effect, (ii) neither the Company nor any of the Company Subsidiaries is in default in any material respect of their respective obligations under any Lease, and (iii) to the best knowledge of the Company, there are no restrictions or any asserted restrictions that do or could reasonably be expected to impair in any material respect the use of the applicable Facility as now used in the Business as now being conducted.

     (d) Except for Permitted Liens and matters disclosed on any policies of title insurance issued to the Company or any of the Company Subsidiaries with respect to the Owned Properties which have been made available to Jacobs, none of the Owned Properties are subject to any liens, mortgages, deeds of trust, claims against title, security interests, rights of way, written agreements, reservations of an interest in title or other encumbrances on title.

     SECTION 3.26. Government Contracting, Investigations and Actions.

     (a) Except as set forth in Section 3.26(a) of the Disclosure Letter, (i) neither the Company, any of the Company Subsidiaries nor any of the Company's and the Company Subsidiaries' directors, officers or employees, or to the best knowledge of the Company, any of the Company's and the Company Subsidiaries'
agents or consultants, is (or for the last five years has been) under administrative, civil or criminal investigation (including as a result of a qui tam or similar action brought under the Civil False Claims Act or any similar foreign Applicable Law), indictment or information, audit or internal investigation with respect to any alleged irregularity, misstatement or omission arising under or relating to any contract, bid or proposal with any Governmental Authorities or is (or for the last five years has been) in violation of any Applicable Law relative to prohibited practices; (ii) neither the Company nor any of the Company Subsidiaries have made a voluntary disclosure to any Governmental Authority with respect to any alleged irregularity, misstatement or omission arising under or relating to any contract, bid or proposal with any Governmental Authorities that has led or would reasonably be expected to lead, either before or after the Initial Closing Date or Subsequent Closing Date, to any of the consequences set forth in (i) and (ii) above or any other material damage, penalty assessment, recoupment of payment or disallowance of cost.

26

     (b) Neither the Company, any of the Company Subsidiaries nor any of the Company's and the Company Subsidiaries' directors, officers or employees is (or for the last five years has been) suspended or debarred from doing business with any Governmental Authority. To the best knowledge of the Company, there are no circumstances that would warrant the institution of suspension or debarment proceedings with regard to any Governmental Authority on the part of the Company or any of the Company Subsidiaries in the future.

     (c) The cost accounting and procurement systems used in the Business with respect to any Contracts with a Governmental Authority are in compliance in all material respects with all Applicable Law.

     SECTION 3.27. Foreign Corrupt Practices. Neither the Company, the Company Subsidiaries nor any director, officer or employee of the Company or any Company Subsidiary, nor, to the best knowledge of the Company, any other Person acting on behalf of the Company or any of the Company Subsidiaries, has, directly or indirectly, since January 1, 1996 (a) given or agreed to give any gift or similar benefit to any customer, supplier, governmental official or employee, representative of a political party, or other person who is or may be in a position to help or hinder the Company or any Company Subsidiary (or assist the Company or any Company Subsidiary in connection with any actual or proposed transaction) which is (i) in violation of any Applicable Law, (ii) for any of the purposes described in Section 162(c) of the Foreign Corrupt Practices Act, or (iii) for establishment or maintenance of any concealed fund or concealed bank account, or (b) acted in a manner which would be unlawful under any Applicable Law pertaining to the export or import of technical data, restrictive trade practices or boycotts.

     SECTION 3.28. Relations with Suppliers and Customers. Except as set forth in Section 3.28 of the Disclosure Letter, no significant supplier or significant customer of the Company or any of the Company Subsidiaries has canceled any Contract since January 1, 1998 or has indicated to the Company or any Company Subsidiary an intention to cancel or not renew any Contract that is renewable by its terms or to not exercise any option to extend any Contract that contains an option to extend, and to the best knowledge of the Company, there has been no threat by any supplier not to provide, products, supplies, or services (including utilities) to the Company or any of the Company Subsidiaries. The Company and the Company Subsidiaries' relationships with their respective significant customers and suppliers, and the relationships of each such supplier to its suppliers, are good, and none of the Selling Parties are aware of anything that would lead any of them to conclude that any such relationship may be in jeopardy.

     SECTION 3.29. Intellectual Property. The Company and the Company Subsidiaries own, or are validly licensed or otherwise have the right to use all
(i) foreign and United States federal and state patents, trademarks, trade names, service marks and copyright registrations, (ii) foreign and United States federal and state patent, trademark, trade name, service mark and copyright applications for registration, (iii) common law claims to trademarks, service marks and trade names, (iv) claims of copyright which exist although no registrations have been issued with respect thereto, (v) fictitious business name filings with any state or local Governmental Authority and (vi) inventions, concepts, designs, improvements, original works of authorship, computer programs, know-how, research and development, techniques, modifications to existing copyrightable works of authorship, data and other proprietary and intellectual property rights (whether or not patentable or subject to copyright or trade secret protection), in each case which are material to the conduct of the business of the Company and the Company Subsidiaries, taken as a whole (collectively, the "Intellectual Property Rights"). There are no Liens on the Intellectual Property Rights. There are no outstanding and, to the best knowledge of the Company, no threatened material disputes or disagreements with the Company or any of the Company Subsidiaries with respect to any Intellectual Property Rights.

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     SECTION  3.30.  Title to Assets.  Except  where the failure to have a good, valid and indefeasible title would not reasonably be expected to have a Company Material Adverse Effect, each of the Company and the Company Subsidiaries has good, valid and indefeasible title to all of the tangible assets purported to be owned by it, whether real, personal or mixed. All tangible property owned by the Company or any of the Company Subsidiaries is free and clear of restrictions on or conditions to transfer or assignment, and free and clear of any Liens, except for those disclosed in the Company Financial Statements, except for matters disclosed on any policies of title insurance issued to the Company or any of the Company Subsidiaries with respect to any Facilities and made available to Jacobs, except for Permitted Liens and except for those not reasonably expected to have a Company Material Adverse Effect.

     SECTION 3.31. Accuracy of Representations. No representation, warranty or schedule furnished by the Selling Parties to the Buyers in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading. None of the Selling Parties nor any of their Affiliates shall be deemed to have made to the Buyers or any other Person any representation or warranty other than as expressly made by the Selling Parties in this Article 3 or in any agreement or schedule delivered by the Selling Parties pursuant to this Agreement. None of the Selling Parties nor any of their Affiliates makes any representation or warranty regarding any projections, estimates or budgets for the Business contained in any projected financial information or statements heretofore delivered to or made available to the Buyers or any other Person.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE BUYERS

     As an inducement to the Selling Parties to enter into this Agreement and to consummate the transactions contemplated herein, each of the Buyers hereby represents and warrants, as of the date of this Agreement and as of the Initial Closing Date, to each of the Selling Parties as follows:

     SECTION 4.1. Organization, Existence and Power. Each of the Buyers is a corporation (or equivalent) duly organized, validly existing and in good standing under the laws of its respective jurisdiction of formation and has all power and authority to own and operate its respective business as now owned and operated. Each of the Buyers is duly qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary to carry on its business as now conducted, except for those jurisdictions where in the aggregate the failure to be so qualified is not, and is not reasonably expected to become, material.

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     SECTION 4.2. Authorization. The execution, delivery and performance by each of the Buyers of this Agreement and the Escrow Agreement and the consummation by each of the Buyers of the transactions contemplated under this Agreement and the Escrow Agreement are within the Buyers' respective corporate (or equivalent) powers and have been duly authorized by all necessary action on the part of each of the Buyers. This Agreement and the Escrow Agreement have been duly and validly executed and delivered by each of the Buyers and constitutes a legal, valid and binding agreement of the Buyers, enforceable against each of them in accordance with its terms, except (a) as rights to indemnity hereunder may be limited by federal or state securities laws or the public policies embodied therein, (b) as such enforceability may be limited by bankruptcy, insolvency,
moratorium,   reorganization  or  similar  laws  affecting  the  enforcement  of creditors' rights generally, and (c) as the remedy of specific performance and other forms of injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     SECTION 4.3. Governmental Authorization. The execution, delivery and performance of this Agreement and the Escrow Agreement by the Buyers require no action by, consent or approval of, or filing by the Buyers with, any Governmental Authority.

     SECTION 4.4. Non-Contravention. The execution, delivery and performance by the Buyers of this Agreement and the Escrow Agreement does not and will not (a) contravene or conflict with the respective charter documents of the Buyers, a true, correct and complete copy of each of which has been delivered to the Selling Parties by the Buyers, (b) contravene, conflict with or constitute a default under any material agreement to which any Buyer is a party, or (c) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any Applicable Law binding upon or applicable to any of the Buyers.

     SECTION 4.5. Litigation. There is no Legal Proceeding pending against, or to the best knowledge of any of the Buyers, threatened against or affecting, any Buyer before any Governmental Authority that challenges or seeks to prevent, enjoin, rescind, alter or delay the transactions contemplated by this Agreement or the Escrow Agreement.

     SECTION 4.6. Investment Representations. The Buyers are acquiring the Shares for investment solely for their own account and not with a view to, or for resale in connection with, any distribution thereof and is aware that each of Parent and the Company is relying upon the bona fide nature of the Buyers' investment intent as expressed herein. The Buyers further understand that the Shares to be acquired have not been registered under the Securities Act and have not been qualified under applicable state securities laws and that any subsequent disposition thereof must be registered under the Securities Act and qualified under applicable state securities laws or be exempt from such registration and qualification. The Buyers are aware that no market may exist for the resale of the Shares. The Buyers have the ability to bear the economic risks of investment in the Shares including a complete loss of the investment. The Buyers confirm that in making the decision to acquire the Shares that the Buyers and their advisors have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the management of and advisors to the Company and the Company Subsidiaries concerning the terms and conditions of the transactions contemplated by this Agreement and other matters set forth in any schedule or attachment hereto.

29

     SECTION 4.7. Financing. The Buyers have sufficient funds or will obtain under existing credit arrangements prior to the Initial Closing Date all funds necessary to consummate the transactions contemplated hereby.

     SECTION 4.8. Accuracy of Representations. No representation, warranty, statement or schedule furnished by the Buyers to the Selling Parties in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading. None of the Buyers nor any of their Affiliates shall be deemed to have made to Selling Parties or any other Person any representation or warranty other than as expressly made by the Buyers in this Article 4 or in any agreement or schedule delivered by the Buyers pursuant to this Agreement.

                                    ARTICLE 5

                        COVENANTS OF THE SELLING PARTIES

     SECTION 5.1. Conduct of the Business. From the date hereof until the Subsequent Closing Date, the Selling Parties shall conduct the Business in the ordinary course and use all commercially reasonable efforts to preserve intact the Business, the business organizations and relationships of the Business and goodwill with Third Parties and keep available the services of the present officers, employees, agents and other personnel of the Business. Without limiting the generality of the foregoing, from the date hereof until the Subsequent Closing Date:

     (a) without Jacob's prior consent, neither the Company nor any of the Company Subsidiaries will, nor will either of them agree to, and Parent will not permit the Company or the Company Subsidiaries to, or to agree to:

     (i) purchase or otherwise acquire assets or securities from any other Person, or sell or transfer any assets of the Company or the Company Subsidiaries, other than in the ordinary course of business;

     (ii) incur any liability, except liabilities (A) incurred in the ordinary course of business in which the aggregate dollar amount of all such liabilities incurred by the Company does not exceed Five Hundred Thousand Dollars ($500,000), (B) incurred pursuant to existing obligations of the Company that are disclosed in the Disclosure Letter or (C) expressly contemplated by the terms of this Agreement;

     (iii) amend or modify in any material respect or terminate any Scheduled Contract or any other Contract entered into by the Company or the Company Subsidiaries after the date hereof which, if in existence on the date hereof, would be required to be set forth in Section 3.23(a) of the Disclosure Letter as a Scheduled Contract (each, a "Subsequent Material Contract");

30

     (iv) make or commit to make any capital expenditure, or group of related capital expenditures, in excess of One Hundred Fifty Thousand Dollars ($150,000) for the Company or any Company Subsidiary, other than capital expenditures expressly required under any Scheduled Contract or any Subsequent Material Contract;

     (v) other than in the ordinary course of business, (A) increase the rate or terms of compensation payable or to become payable to its directors, officers or employees, (B) pay or agree to pay any bonus, stock option, severance, pension, retirement allowance or other employee benefit not provided for by any Employee Plan, Benefit Arrangement or Employment Agreement set forth in the Disclosure Letter, or (C) enter into any material employment agreement with or for the benefit of any Person;

     (vi) make any change in its accounting methods or in the manner of keeping its books and records or any change in its current practices with respect to accounting for or recording sales, receivables, payables or accrued expenses;

     (vii) other than the repayment of intercompany debt and intercompany dividends between or among the Company Subsidiaries, declare or pay any dividend or make any distribution in respect of any of its Equity Securities, except for the Dividend or, directly or indirectly, redeem, purchase or otherwise acquire any of its Equity Securities or the Equity Securities of any of its Affiliates, make any other payments of any kind to the holders of any of its Equity Securities in respect thereof or to the holders of any Equity Securities of any of its Affiliates in respect thereof or issue any shares of Equity Securities except in connection with any vested options of the Company;

     (viii) amend its charter documents;

     (ix) sell, transfer or otherwise dispose of any of the Shares or any interest therein or create (or permit the creation of) any Share Encumbrance on any of the Shares, whether voluntarily or involuntarily;

     (x) take or fail to take any action if such action or inaction would materially adversely affect the applicability of any insurance in effect on the date hereof that covers all or any of the assets of the Company, the Company Subsidiaries or the Business; or

     (xi) take any action or inaction or group or combination of actions or inactions that results in, or could reasonably be expected to result in, a breach of any representation, warranty, covenant or agreement contained in this Agreement or a Company Material Adverse Effect.

     (b) the Company and the Company Subsidiaries will, and Parent will cause the Company and the Company Subsidiaries to:

     (i) (A) maintain the Company and the Company Subsidiaries' respective assets in the ordinary course of business in reasonably serviceable operating order and condition, reasonable wear and tear, damage by fire and other casualty excepted, (B) promptly repair, restore or replace any material assets to the extent such repair, restructure or replacement would be done in the ordinary course of business and (C) upon any damage, destruction or loss to any of such assets, apply any and all insurance proceeds received with respect thereto to the prompt repair, replacement and restoration thereof to the condition of such assets before such event to the extent reasonably practicable;

31

     (ii) file all Tax Returns required to be filed and make timely payment of all applicable Taxes when due, in each case including any normal periods of extension;

     (iii) comply with, and maintain the effectiveness of, all material Permits; and

     (iv) pay accounts payable and pursue collection of its accounts receivable in the ordinary course of business.

     SECTION 5.2. Noncompetition.

     (a) From and after the Subsequent  Closing Date and as further  provided in
Section 5.2(b), neither Parent, nor any of its Affiliates, shall, directly or indirectly, whether as a partner, stockholder, Affiliate or any other capacity:

     (i) for a period of two years after the Subsequent Closing Date, own, lease, manage, operate, control, participate in the management or control of or maintain or continue any interest whatsoever in any Person that engages, directly or indirectly in any business that competes with the Prohibited Gibb Business in any material way in any country where the Prohibited Gibb Business was conducted by the Company or any of the Company Subsidiaries at any time within the five-year period immediately preceding the Subsequent Closing Date; or

     (ii) for a period of three years after the Subsequent Closing Date, solicit the employment of any Company Employee unless such employee is terminated by Buyer after the Subsequent Closing Date, provided, however, that Parent or its Affiliates may engage in general employment advertising or solicitation not specifically targeting any Company Employee and may employ persons who seek employment with Parent or any of its Affiliates without solicitation; or

     (iii) for a period of three years after the Subsequent Closing Date, induce, cause or attempt to induce or cause any Person to replace or terminate any Contract relating to the Prohibited Gibb Business with products or services of any other Person.

     provided, however, that in the event of a sale of Parent (whether by merger, sale of stock, sale of assets or otherwise) after the Subsequent Closing to a Third Party (an "Acquiring Third Party"), such Acquiring Third Party shall not be bound (but Parent and all of its assets, whether the business of Parent is held by the Acquiring Third Party as a separate legal entity or as a division of the Acquiring Third Party shall continue to be bound) by the provisions of Sections (i) and (iii) of this Section 5.2(a).

32

     (b) The prohibition in Section 5.2(a) shall apply in each country and in all political subdivisions or regions of such country in which the Selling Parties are currently engaged in the Business other than the Americas. Parent agrees that, in connection with the purchase by the Buyers of the Shares (including the goodwill) of the Business, the time and geographic restrictions set forth above are reasonable. Parent agrees that the remedy at law for any breach by Parent or its Affiliates of this Section 5.2 will be inadequate and that the Buyers shall be entitled to injunctive relief, or other equitable relief, without the necessity of actual monetary loss being proved, in order that a breach or threatened breach of this Section 5.2 may be effectively enjoined. The parties intend that the unenforceability or invalidity of any term or provision of this Section 5.2 shall not render any other term or provision contained herein unenforceable or invalid. If the activities described in
Section  5.2(a) or the period of time or the  geographical  area covered by this
Section 5.2(b) should be deemed too extensive, then the parties intend that this
Section 5.2 be construed to cover the maximum scope of business activities, period of time and geographical area (not exceeding those specifically set forth herein) as may be permissible under applicable law.

     SECTION 5.3. Use of Names. For a period of up to one year following the Subsequent Closing Date, Parent may continue to use the trade names "Gibb," "LawGibb" or any variation thereof currently used by Parent or its subsidiaries (the "Gibb Names"): (i) in displays, signage and postings, to the extent such displays, signage or postings exist on the Subsequent Closing Date and (ii) to the extent any Gibb Names appear on stationery, packaging materials, supplies or inventory on hand as of the Subsequent Closing Date or on order at the time of the Subsequent Closing, until such materials have been exhausted. Parent shall use reasonable commercial efforts to discontinue the use of any Gibb Names as promptly as practicable following the Subsequent Closing Date, and following the one-year anniversary of the Subsequent Closing, Parent shall not use, nor shall it permit any of its Affiliates, any successor to all or part of its business (other than the Buyers) or any other Third Party to use any Gibb Names. Notwithstanding anything to the contrary in this Agreement, Parent agrees that promptly following the Subsequent Closing, it will take all necessary steps to amend its corporate name to eliminate "Gibb" and variations thereof from its name and the name of any of its Affiliates that it controls.

     SECTION 5.4. Access to Information. From the date hereof until the Subsequent Closing Date, the Selling Parties will provide the Buyers, their counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of the Company and each of the Company Subsidiaries and will furnish to the Buyers, their counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the Company's and each of the Company Subsidiaries' employees, counsel and financial advisors to cooperate with the Buyers in its investigation of the business of the Company and each of the Company Subsidiaries. From the date hereof until the Subsequent Closing Date, the Company will allow the Buyers, their counsel, financial advisors, auditors and other authorized representatives to make extracts and copies of the books and records of the Company and each of the Company Subsidiaries during normal business hours.

     SECTION 5.5. Notices of Certain Events. The Selling Parties shall promptly notify the Buyers in writing of the occurrence of any breach by any of the Selling Parties of any representation or warranty, or any covenant or agreement contained in this Agreement, promptly after any of the Selling Parties becomes aware of any such breach.

33

     SECTION 5.6. Return of Information. In the event that this Agreement is terminated for any reason, the Selling Parties shall, and shall cause their respective officers, directors, employees, counsel, financial advisors, auditors and other representatives to, return all confidential information heretofore furnished to any such Persons by or on behalf of Jacobs.

     SECTION 5.7. Resignation of Directors and Officers. On or prior to the Initial Closing, Parent shall cause each of the directors and officers of the Company Subsidiaries set forth in Exhibit C, and on or prior to the Subsequent Closing, Parent shall cause each of the directors and officers of the Company set forth in Exhibit C, to resign as director and/or officer of the Company or the Company Subsidiaries, as applicable.

     SECTION 5.8. Directors and Officers Insurance. Parent will take such steps as are necessary to provide officers' and directors' liability insurance for three years after the Subsequent Closing in respect of acts or omissions occurring prior to the Subsequent Closing covering each of the present and former officers and directors of the Company and Company Subsidiaries on terms with respect to coverage and amounts at least as favorable as the coverage and amounts currently provided by Parent's policy.

     SECTION 5.9. Supplements to Disclosure Letter. From time to time up to the Initial Closing, the Selling Parties shall promptly supplement or amend the Disclosure Letter with respect to any matter first existing or occurring after the date hereof which, if existing or occurring at or prior to such date, would have been required to be set forth in the Disclosure Letter, or that is necessary to correct any information in Disclosure Letter that has been rendered inaccurate thereby. The Selling Parties shall provide explanations of any supplements or amendments to the Disclosure Letter as requested by the Buyers. If, in the Buyers' reasonable determination, any such supplements or amendments to the Disclosure Letter reveal an occurrence or event that would result in a Company Material Adverse Effect, the Buyers may terminate this Agreement pursuant to Section 10.1(b).

                                    ARTICLE 6

                             COVENANTS OF THE BUYERS

     SECTION 6.1. Return of Information. In the event that this Agreement is terminated for any reason, the Buyers shall, and shall cause its officers, directors, employees, counsel, financial advisors, auditors and other representatives to, return all confidential information heretofore furnished to any such Persons by or on behalf of the Company and any of the Company Subsidiaries.

     SECTION 6.2. Notices of Certain Events. The Buyers shall promptly notify the Selling Parties in writing if the Buyers become aware of the occurrence of any breach by any of the Buyers of any representation or warranty, or any covenant or agreement contained in this Agreement, promptly after any of the Buyers becomes aware of any such breach.

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     SECTION 6.3.  Consents and  Approvals.  Prior to the Initial  Closing,  the
Buyers  shall use all  commercially  reasonable  efforts to procure all consents
that  the  Buyers  are  required  to  obtain  to  consummate  the   transactions
contemplated by this Agreement at the earliest practicable date prior to the Initial Closing.

     SECTION 6.4. Use of Names. Notwithstanding anything to the contrary in this Agreement, for a period of up to one year following the Subsequent Closing Date, the Buyers may continue to use the name "Law" or "LawGibb" and related trademarks, corporate names, and trade names incorporating "Law" or "LawGibb" and the stylized "Law" or "LawGibb" logos: (i) in displays, signage and postings, to the extent such displays, signage or postings exist on the Subsequent Closing Date; (ii) to state the Buyers' former affiliation with LawGibb (e.g., formerly a division of "LawGibb") and (iii) to the extent any such trade names, trademarks, service marks or logos appear on stationery, packaging materials, supplies or inventory on hand as of the Subsequent Closing Date or on order at the time of the Subsequent Closing, until such materials have been exhausted. The Buyers shall use reasonable commercial efforts to discontinue the use of such trademarks and trade names as promptly as practicable following the Subsequent Closing Date, and following the one-year anniversary of the Subsequent Closing, the Buyers will not use, nor shall they permit any of their Affiliates, any successor to all or part of their respective businesses or any other Third Party to use any of such trademarks and trade names.

     SECTION 6.5. Agreement Regarding Lex. After the Subsequent Closing, the Buyers will not assert or pursue any new or pending insurance claims or other indemnification obligations that any of the Company or the Company Subsidiaries may have against Lex International Insurance Co. Ltd., a Bermuda company ("Lex"); provided, however, that nothing hereunder shall (i) prevent any of the Buyers, the Company or any Company Subsidiary from collecting any amounts owing to the Company or any Company Subsidiary from Lex in connection with any claim that has been finally adjudicated on or prior to the Initial Closing Date, or
(ii) adversely affect Buyer's ability to submit claims under (A) Parent's errors and omissions insurance coverage for the Business or (B) the ERP Coverage.

     SECTION 6.6. Lease and Other Indemnities. Jacobs agrees that from and after the Initial Closing Date: (i) it will assume the guarantee obligations of Parent with respect to certain real estate lease obligations of the Company Subsidiaries and (ii) will make arrangements to substitute itself for Parent under any guarantees, bonds, indemnities and letters of credit supporting the ongoing projects of the Business from and after the Initial Closing Date.

                                    ARTICLE 7

                                MUTUTAL COVENANTS

         The parties hereto agree that:

     SECTION 7.1. Further Assurances. The Buyers and the Selling Parties shall execute and deliver, whether prior to or after the Closings, such other documents, certificates, agreements and other writings and shall use all commercially reasonable efforts to take, or cause to be taken, such other actions as may be reasonably necessary or desirable (including, without limitation, making necessary filings with all Governmental Authorities), in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

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     SECTION 7.2. Publicity. On or prior to the Initial Closing Date, the Buyers and the Selling Parties will consult with each other and will mutually agree upon any press release or public announcement pertaining to this Agreement and the transactions contemplated thereby and shall not issue any such press release or make any such public announcement prior to such consultation and agreement, except that either party and its affiliates may issue any such release or make any such public announcement as it determines, in its reasonable discretion, is required by Applicable Law or by obligations pursuant to any listing agreement with any national securities exchange, in which case such party shall, and shall cause its affiliates to, use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement.

     SECTION 7.3. Antitrust Filings. In connection with the transactions contemplated by this Agreement, promptly after the execution and delivery of this Agreement, the Buyers and the Selling Parties shall comply and, to the extent necessary, shall cause their Affiliates to comply, with any applicable notification and reporting requirements of any applicable Foreign Antitrust Laws and shall file any supplemental information which may be requested in connection therewith pursuant to such Foreign Antitrust Laws. The Buyers and the Selling Parties shall cooperate with each other to prepare and file any applications necessary to obtain any required approvals of any Governmental Authority in connection with, or to otherwise perform their obligations under, any applicable Foreign Antitrust Laws.

     SECTION 7.4. Section 338(h)(10) Election.

     (a) The Buyers may elect to cause Parent and US Acquisition Subsidiary to jointly make the election provided by Section 338(h)(l0) of the Code (the "Election") for the acquisition of the stock of the Company by notifying Parent in writing (the "Section 338 Election Notice") at any time on or before the date that is 60 days prior to the deadline for filing the Election (the "Election Deadline"). Parent and the Buyers shall provide to the other all necessary information to permit the Election to be made. Parent and the Buyers shall, as promptly as practicable following the receipt of a 338 Election Notice, take all actions necessary and appropriate (including filing IRS From 8023 and other such forms, returns, elections, schedules, attachments and other documents as may be required (the "Forms")) to effect and preserve a timely Election.

     (b) In the event the Buyers deliver a Section 338 Election Notice to Parent, the Buyers shall, no later than thirty (30) days prior to the latest date for the filing of the appropriate Form, deliver such Form to Parent for Parent's approval, which approval shall not be unreasonably withheld.

     SECTION 7.5. Post-Closing Insurance. Parent agrees to purchase, from AISLIC
(AIG) or such other carrier as is acceptable to Jacobs, extended reporting period coverage for a period of not less than five years after the Subsequent Closing Date covering only the Business (and naming Jacobs and its Affiliates as additional insureds) for claims made after the Subsequent Closing Date for acts, errors or omissions prior to the Subsequent Closing Date, with such coverage, amounts and limits as set forth on Exhibit D (the "ERP Coverage"), provided, however, that the Buyers shall pay or shall reimburse Parent for the first One Million Dollars ($1,000,000) of premium costs.

36

     SECTION 7.6. Confidentiality. Each of the Buyers and the Selling Parties hereby acknowledge that all non-public documents and information concerning either the Buyers or the Selling Parties furnished to the other party or its representatives in connection with the transactions contemplated by this Agreement are subject to the terms and conditions of a confidentiality letter dated November 7, 2000 by and between Parent and Jacobs, as amended from time to time (the "Confidentiality Agreement"). The Confidentiality Agreement is incorporated herein by this reference.

     Effective upon, and only upon, the Subsequent Closing, the portion of Confidentiality Agreement pertaining to the obligations of the Buyers to keep confidential any non-public documents and information concerning the Company, the Company Subsidiaries or the Business will terminate; provided, however, that any and all other provisions shall remain in effect in accordance with the terms of the Confidentiality Agreement. Notwithstanding the foregoing, after the Subsequent Closing, Parent and Law International shall keep confidential, and shall take reasonable steps to cause their representatives to keep confidential,
(a) any and all non-public information concerning the Buyers provided to the Selling Parties or their representatives by the Buyers and (b) any and all non-public information concerning the Company or the Company Subsidiaries. After the Subsequent Closing, the Buyers shall keep confidential, and shall take reasonable steps to cause their representatives to keep confidential, any and all non-public information concerning Parent or Law International provided to the Buyers by the Selling Parties or their representatives.

     The parties hereto recognize and agree that in the event of a breach by a party of this Section 7.6, money damages would not be an adequate remedy to the injured party for such breach and, even if money damages were adequate, it would be impossible to ascertain or measure with any degree of accuracy the damages sustained by such injured party therefrom. Accordingly, if there should be a breach or threatened breach by a party of the provisions of this section, the injured party shall be entitled to an injunction restraining the breaching party from any breach without showing or proving actual damage sustained by the injured party.

     SECTION 7.7. Post Closing Cooperation. After the Subsequent Closing Date, Parent and Jacobs shall provide (or shall cause their respective subsidiaries to provide, as applicable) each other and their respective designees (officers, counsel, accountants, actuaries and other authorized representatives) with such information with respect to the Company and the Company Subsidiaries as Parent or Jacobs may reasonably request, and shall otherwise mutually cooperate so that Parent, Jacobs and their respective subsidiaries can properly file their tax returns and prepare their financial statements.

37

                                    ARTICLE 8

                              CONDITIONS TO CLOSING

     SECTION 8.1. Conditions to Obligations of the Buyers. The obligation of the Buyers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Initial Closing of the following conditions:

     (a) Each of the representations and warranties of the Selling Parties set forth in Article 3 shall be true and correct in all material respects, provided, however, that representations and warranties qualified by concepts of materiality shall be true and correct in all respects, as of the Initial Closing (except to the extent that any change therein is as a result of the transactions contemplated hereby) with the same effect as though made on the date of the Initial Closing.

     (b) The Selling Parties shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Initial Closing.

     (c) All necessary approvals of the holders of the outstanding preferred stock of Parent shall have been obtained without condition, and shall be in full force and effect.

     (d) There shall be no Legal Proceedings under way or threatened by any Governmental Authority (or determinations by any Governmental Authority) or by any other Person challenging or in any manner seeking to restrict or prohibit the sale of the Shares contemplated hereby or the consummation of the Initial Closing or the transactions contemplated hereby, or to impose conditions that would be reasonably likely to have a Company Material Adverse Effect.

     (e) The Consolidated Net Equity shall be no less than the sum of (i) Twenty Million Dollars ($20,000,000) and (ii) any Debt Prepayment Amount.

     (f) Since the date hereof, there shall not have been any event, occurrence, development or state of circumstances or facts or change in the Company, the Company Subsidiaries or the Business that has had or that may be reasonably expected to have, either alone or together with all such events, occurrences, developments, states of circumstances or facts or changes, a Company Material Adverse Effect.

     (g) The Buyers shall have received the opinion of Long Aldridge & Norman LLP, the Parent's United States counsel, dated as of the Initial Closing Date, substantially in the form of Exhibit E hereto.

     (h) The Buyers shall have received a certificate dated as of the date of the Initial Closing and signed on behalf of Company by the chief executive officer and chief financial officer of Parent, to the effect that the conditions to the Buyers' obligations set forth in Sections 8.1(a), (b), (c), (d), (e), (f) and (r) have been satisfied.

38

     (i) Parent and Law International shall have executed and delivered the Escrow Agreement to the Buyers.

     (j) The Buyers shall have received certified copies of the charter documents of each of the Selling Parties, Gibb UK, Gibb Petermuller & Partners (Middle East) Ltd., Gibb Petermuller & Partners (Europe) Ltd., Gibb Overseas (Jersey) Ltd. and Gibb Africa.

     (l) The Buyers shall have received certified copies of each of the Selling Parties' resolutions of their respective board of directors, in form reasonably satisfactory to the Buyers, approving the execution and delivery of the Agreement and the transactions contemplated hereby (including the transfer of the Shares).

     (m) The Buyers shall have received the resignations required to be delivered pursuant to Section 5.8.

     (n) The  Buyers  shall  have  received  evidence  that  any  and all  Share
Encumbrances on any of the Shares and any Liens on any of the assets of the Company or any of the Company Subsidiaries (other than Permitted Liens) have been released as of the Initial Closing Date.

     (o) The Buyers shall have received documentation from the holders of the Selling Parties' Debt evidencing the Debt Prepayment Amount, no later than two
(2) Business Days prior to the Initial Closing.

     (p) The Buyers shall have received certified copies of the joint consent of the Preferred Directors of Parent in a form reasonably satisfactory to the Buyers, approving execution and delivery of the Agreement and the transactions contemplated hereby (including the transfer of the Shares).

     (q) The Buyers shall have received, in a form reasonably satisfactory to the Buyers, confirmation from the applicable insurance carrier that (1) the ERP Coverage has been bound, (2) the premium has been paid in full and (3) the provisions of clause (ii) of Section 6.5 are accurate.

     (r) Parent shall have caused (i) the preference shares of Law Companies Group, Ltd. (Jersey) to be transferred to Gibb Holdings, Ltd., (ii) ARCUS GIBB (Proprietary) Limited to acquire all outstanding "A" ordinary shares of HKS-Law Gibb Share Trust (PTY) Ltd. (South Africa) from the holders thereof and (iii) the Company Subsidiaries to make payments aggregating approximately $340,000 to certain employees participating in Parent's stock option plan who are entitled to such payments as a result of the consummation of the transactions contemplated hereby.

     (s) The form and substance of all certificates,  instruments,  opinions and
other  documents   delivered  to  the  Buyers  under  this  Agreement  shall  be satisfactory in all reasonable respects to the Buyers and their counsel.

39

     SECTION 8.2. Conditions to Obligation of the Selling Parties. The obligations of the Selling Parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Initial Closing of the following conditions:

     (a) Each of the  representations  and warranties of the Buyers set forth in
Article 4 shall be true and correct in all material respects, provided, however that representations and warranties qualified by concepts of materiality shall be true and correct in all respects, as of the Initial Closing (except to the extent that any change therein is as a result of the transactions contemplated hereby) with the same effect as though made on the date of the Initial Closing.

     (b)  The  Buyers  shall  have  performed  in  all  material   respects  all
obligations required to be performed by them under this Agreement at or prior to the Initial Closing.

     (c) [Reserved]

     (d) There shall be no Legal Proceedings under way or threatened by any Governmental Authority (or determinations by any Governmental Authority) or by any other Person challenging or in any manner seeking to restrict or prohibit the sale of the Shares contemplated hereby or the consummation of the Closing or the transactions contemplated hereby, or to impose conditions that would be reasonably likely to have a Company Material Adverse Effect.

     (e) The Selling Parties shall have received the opinion of Gibson, Dunn & Crutcher LLP, Jacobs' U.S. counsel, dated as of the Initial Closing Date, substantially in the form of Exhibit F hereto.

     (f) The Selling Parties shall have received a certificate dated as of the date of the Initial Closing and signed on behalf of Jacobs by its chief executive officer and chief financial officer, to the effect that the conditions to the Selling Parties' obligations set forth in Sections 8.2(a) and (b) have been satisfied.

     (g) The Buyers shall have executed and delivered the Escrow Agreement to the Selling Parties.

     (h) The arrangements for the substitution of Jacobs for Parent with respect to the guarantees and indemnities referred to in Section 6.6(ii) shall be reasonably satisfactory to the Selling Parties.

     (i) The Selling Parties shall have received certified copies of each of the Buyers' charter documents and resolutions of their respective board of directors, in form reasonably satisfactory to the Selling Parties, approving the execution and delivery of the Agreement and the transactions contemplated hereby.

40

                                    ARTICLE 9

                                 INDEMNIFICATION

      SECTION 9.1 Agreement to Indemnify.

     (a) The Buyers and their respective Affiliates (collectively, the "Buyer Indemnitees") shall each be indemnified and held harmless to the extent set forth in this Article 9 by Parent in respect of any and all Losses incurred by any Buyer Indemnitee as a result of, relating to or arising from any of the following:

     (1) any inaccuracy or misrepresentation in or breach of any representation or warranty made in this Agreement or in any agreements which are exhibits to this Agreement by the Selling Parties at any time, whether or not Buyer's Indemnitees relied thereon or had knowledge thereof; provided, however, that for the purposes of determining whether there has been a Loss or the amount of any such Loss suffered by a Buyer Indemnitee under this Section 9.1(a)(1), those representations and warranties of the Selling Parties qualified by a materiality standard shall be deemed not to include such materiality qualifiers;

     (2) any liabilities owed by the Company or any Company Subsidiary to any of their respective shareholders, or any Affiliate of any such shareholder;

     (3) the  business,  operations  or assets of the  Company  and the  Company
Subsidiaries or any state of facts, activity, incident, circumstance or condition relating, existing or occurring at or prior to the Subsequent Closing Date, including, but not limited to, all Taxes for which the Company or any Company Subsidiary is or could be held liable with respect to (i) any taxable period ending on or prior to the Subsequent Closing Date, and (ii) any taxable period that includes and ends after the Subsequent Closing Date (an "Overlap Period") in an amount equal to the liability for Taxes that would have resulted had the Overlap Period ended at the close of business on the Subsequent Closing Date (utilizing, if applicable, the actual tax rate imposed on a particular category of income by the applicable taxing jurisdiction); provided, however, that notwithstanding the foregoing, there shall be no right of indemnification under this Section 9.1(a)(3) with respect to Losses relating to items or matters that are (i) disclosed in the Disclosure Letter or (ii) disclosed and adequately reserved against in the Financial Statements, but in each case only to the extent of the dollar amount so disclosed or reserved, as the case may be; and

     (4) any liability owed as a result of the transactions contemplated by Sections 8.1(r)(ii) and (iii).

     It is the mutual understanding of the Buyers and the Selling Parties that the indemnification obligations of the Selling Parties under each of the subsections (1), (2), (3) and (4) of this Section 9.1(a) are separate sources of obligation under this Agreement, and the failure of a Loss to be indemnifiable, in whole or in part, under one of such subsections does not exclude such Loss from qualifying as indemnifiable under another subsection.

41

     (b) To the extent that the Losses giving rise to an indemnification obligation of Parent are of the type covered by: (i) applicable insurance policies of Parent or its Affiliates covering the Business; (ii) the ERP Coverage; or (iii) any excess ERP coverage purchased by the Buyers or their Affiliates (hereinafter collectively the "Applicable Insurance"), then the Buyer Indemnitees shall, except as provided in the second sentence of this Section 9.1(b), first submit a claim for such Losses to the Applicable Insurance carrier before seeking indemnification from Parent, and Parent shall cooperate with the Buyer Indemnitees in the submission and resolution of such claim. Notwithstanding the foregoing or any other provision of this Agreement: (i) the Buyer Indemnitees have agreed in Section 6.5 to not to submit any claim to Lex, and therefore the Buyer Indemnitees agree not to seek indemnification from Parent to the extent any Loss would otherwise have been covered by Lex; and (ii) the Buyer Indemnitees also agree that their exclusive remedy for professional liability errors and omissions Losses shall be to submit a claim for such Losses under the Applicable Insurance rather than seeking indemnification from Parent therefor.

     (c) Notwithstanding the foregoing, Parent shall not be obligated to indemnify a Buyer Indemnitee under this Section 9.1 with respect to any individual Loss unless and until (i) any such individual Loss exceeds Fifteen Thousand Dollars ($15,000) (the entire amount of such Loss, a "Qualified Loss") and (ii) the aggregate of all Qualified Losses suffered by all Buyer Indemnitees hereunder exceeds Five Hundred Thousand Dollars ($500,000) (the "Deductible Amount"), whereupon any Qualified Losses in excess of the Deductible Amount shall become due and payable pursuant to the terms of this Article 9, provided, however, that the foregoing limitations shall not apply with respect to any Losses under Section 9.1(a)(4).

     (d) Notwithstanding any other provision of this Agreement, in all events, the maximum obligation of Parent for indemnification pursuant to Section 9.1(a)(1) or otherwise under this Agreement (the "Maximum R&W Indemnification") shall be the Escrow Amount.

     (e) The Selling Parties and their respective Affiliates (collectively, the "Seller Indemnitees") shall each be indemnified and held harmless to the extent set forth in this Article 9 by Jacobs in respect of any and all Losses incurred by any Seller Indemnitee as a result of (i) any inaccuracy or misrepresentation in or breach of any representation or warranty made by the Buyers in this Agreement or in agreements which are exhibits to this Agreement, or (ii) the business, operations or assets of the Company and the Company Subsidiaries or any state of facts, activity, incident, circumstances or condition relating, existing or occurring after the Subsequent Closing Date.

     (f) The indemnification procedures of Article 9 shall be the exclusive remedy of the parties hereto for Losses resulting from any inaccuracies or misrepresentations in or breach of any representation or warranty made in this Agreement or in any agreements which are exhibits to this Agreement.

     (g) Notwithstanding the foregoing, none of the provisions pertaining to the Deductible Amount, the Maximum R&W Indemnification or the exclusivity of remedies set forth in Sections 9.1(b), (c), (d), (e) and (f), respectively, shall apply to the indemnification obligations of Parent to the extent that any inaccuracy or misrepresentation in or breach of any representation or warranty or any other indemnifiable condition under this Agreement results from fraud, gross negligence or willful misconduct in the making of any such representation or warranty.

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     SECTION 9.2 Survival of Representations, Warranties and Covenants.

     (a) All representations and warranties of each Indemnifying Party contained herein and all claims of any Buyer Indemnitee or Seller Indemnitee in respect of any breach of any representation or warranty of any Indemnifying Party contained in this Agreement shall survive the Closing and shall expire on the third anniversary of the Subsequent Closing Date, except that each of the following representations, warranties, covenants, agreements and obligations shall survive the Subsequent Closing Date and shall expire thirty (30) days after the expiration of all applicable statutes of limitations, including extensions thereof:

     (1) the representations and warranties set forth in Sections 3.1, 3.2, 3.3 and 3.17 of this Agreement, and all claims of any Buyer Indemnitee in respect of any breach of or inaccuracy or misrepresentation in any such representation or warranty against Parent as Indemnifying Party;

     (2) all claims of any Buyer Indemnitee in respect of any inaccuracy or misrepresentation in or the breach of any representation or warranty of any of the Selling Parties in this Agreement arising out of fraud, gross negligence or willful misconduct in the making of any such representation or warranty;

     (3) the representations and warranties set forth in Sections 4.1 and 4.2 of this Agreement and all claims of any Seller Indemnitee in respect of any breach of or inaccuracy or misrepresentation in any such representation or warranty against any of the Buyers as the Indemnifying Parties; and

     (4) all claims of any Seller Indemnitee in respect of any inaccuracy or misrepresentation in or breach of any representation, warranty, covenant, agreement or obligation made by Buyer in this Agreement arising out of fraud, gross negligence or willful misconduct in the making of any such representation or warranty.

     (b) The covenants, agreements and obligations contained in this Agreement or in agreements which are exhibits to this Agreement attached hereto which by their terms shall be performed after the Closings shall survive the Closings and not expire unless otherwise provided in this Agreement or the applicable ancillary agreement, including, without limitation, in this Section 9.2; provided, however, that obligations of the Indemnifying Parties set forth in this Article 9 shall be limited to the obligations to provide indemnity only in respect of claims for indemnification for which written notice as provided in
Section 9.3 has been given by a Buyer Indemnitee or Seller Indemnitee prior to expiration, as provided in Section 9.2(a) of the representations and warranties or any other provision of this Agreement upon which such claims for indemnification are based.

43

     (c) Notwithstanding anything herein to the contrary, indemnification for claims for which written notice as provided in Section 9.3 has been timely given, in good faith and on a reasonable basis prior to the expiration of the representation or warranty or any other indemnifiable condition upon which such claim is based as provided herein shall not expire, and claims for indemnification may be pursued, until the final resolution of such claim in accordance with Sections 9.3 and 11.5.

     (d) The right to indemnification or other remedy based on the representations and warranties herein will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closings, with respect to the accuracy or inaccuracy of or compliance with, any such representation or warranty. All representations and warranties of each party set forth in this Agreement shall be deemed to have been made again by such party at and as of the Closing Date.

     SECTION 9.3 Notice and Procedure. All claims for indemnification by any Indemnified Party against an Indemnifying Party under this Article 9 shall be asserted and resolved as follows:

     (a)(i) If any claim or demand for which an Indemnifying Party would be liable for Losses to an Indemnified Party is alleged or asserted by a Person other than any Buyer Indemnitee or any Seller Indemnitee (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party, together with a copy of all papers served, if any, and specifying the nature of and alleged basis for the Third Party Claim and, to the extent then feasible, the alleged amount or the estimated amount of the Third Party Claim. In the event of a claim which may result in payment under the Applicable Insurance, if any, the Indemnified Party shall deliver the aforementioned information and a proof of loss statement to the Applicable Insurance carrier(s). If the Indemnified Party fails to deliver the Claim Notice to the Indemnifying Party within thirty (30) days after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim, if and only to the extent that the Indemnifying Party's ability to defend the Third Party Claim has been irreparably prejudiced by such failure. The Indemnifying Party will notify the Indemnified Party within fifteen (15) days after receipt of the Claim Notice (the "Notice Period") whether the Indemnifying Party intends, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against the Third Party Claim.

     (ii) If the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party intends to defend the Indemnified Party against the Third Party Claim, then the Indemnifying Party will have the right to defend, at its sole cost and expense, the Third Party Claim by all appropriate proceedings, which proceedings will be diligently prosecuted by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party (with the consent of the Indemnified Party). The Indemnifying Party will have full control of such defense and proceedings; provided, however, that the Indemnified Party may file until the expiration of the Notice Period, at the sole cost and expense of the Indemnified Party, any motion, answer or other pleading that the Indemnified Party may deem necessary or appropriate to protect its interests and that is not irrevocably prejudicial to the Indemnifying Party (it being understood and agreed that, except as provided in Section 9.3(a)(iii), if an Indemnified Party takes any such action that is irrevocably prejudicial and conclusively causes a final adjudication that is materially adverse to the Indemnifying Party, the Indemnifying Party will be relieved of its obligations hereunder with respect to that portion of the Third Party Claim prejudiced by the Indemnified Party's action); provided, further, however, that, if requested by the Indemnifying Party, the Indemnified Party shall cooperate, at the sole cost and expense of the Indemnifying Party, with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest or, if appropriate in the judgment of the Indemnified Party and related to the Third Party Claim, in making any counterclaim or cross-claim against any Person (other than the Indemnified Party).

44

     The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim assumed by the Indemnifying Party pursuant to this Section 9.3(a)(ii) and, except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnifying Party may not assume the defense of the Third Party Claim if (1) the Persons against whom the claim is made, or any impleaded Persons, include both the Indemnifying Party and any Indemnified Party, and (2) representation of both such Persons by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case any Indemnified Party shall have the right to defend the Third Party Claim and to employ counsel at the expense of the Indemnifying Party.

     (iii) If the Indemnifying Party fails to notify the Indemnified Party within the Notice Period that the Indemnifying Party intends to defend the Indemnified Party against the Third Party Claim, or if the Indemnifying Party gives such notice but fails to diligently prosecute or settle the Third Party Claim, then the Indemnified Party will have the right (but not the obligation) to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be diligently prosecuted by the Indemnified Party to a final conclusion or settled at the discretion of the Indemnified Party. The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that, if requested by the Indemnified Party, the Indemnifying Party shall cooperate, at the sole cost and expense of the Indemnifying Party, with the Indemnified Party and its counsel in contesting the Third Party Claim which the Indemnified Party is contesting, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim or cross claim against any Person (other then the Indemnifying Party).

45

     (iv) Notwithstanding Section 9.3(a)(iii), if the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party disputes its obligation to indemnify the Indemnified Party against the Third Party Claim, and if such dispute is resolved pursuant to Section 9.3(c) in favor of the Indemnifying Party, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to
Section 9.3(a)(iii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all such costs and expenses. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to Section 9.3(a)(iii), but the Indemnifying Party will bear its own costs and expenses with respect thereto if such participation is not at the request of the Indemnified Party.

     (b) In the event any Indemnified Party should have a claim against any Indemnifying Party that is not a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party specifying the nature of and specific basis for the claim and, to the extent then feasible, the amount or the estimated amount of the claim. The failure by any Indemnified Party to give timely notice referred to in the preceding sentence shall not impair such Person's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party does not notify the Indemnified Party within 30 days following its receipt of the Indemnity Notice that the Indemnifying Party disputes its obligation to indemnify the Indemnified Party hereunder, the claim will be conclusively deemed a liability of the Indemnifying Party hereunder.

     (c) If the Indemnifying Party timely disputes its liability with respect to a claim described in a Claim Notice or an Indemnity Notice, the Indemnifying Party and the Indemnified Party shall proceed promptly and in good faith to negotiate a resolution of such dispute within 60 days following receipt of the Claim Notice or Indemnity Notice and, if such dispute is not resolved through negotiations during such 60-day period, it shall be resolved pursuant to the provisions of Section 11.5 of this Agreement.

     SECTION 9.4 Treatment of Indemnity Payments. All indemnity payments made under this Agreement shall be treated by the parties for all Tax purposes as adjustments to the Purchase Price.

                                   ARTICLE 10

                                   TERMINATION

     SECTION 10.1. Grounds for Termination. This Agreement may be terminated at any time prior to the Initial Closing:

     (a) by mutual written agreement of all of the parties hereto;

     (b) by either the Buyers or the Selling Parties at any time by written notice if there shall have been (1) any inaccuracies or misrepresentations in or breaches of the representations or warranties made in this Agreement by the other party hereto that are material, taken as a whole, or (2) a failure by the other party hereto to perform and satisfy in any material respect and in a timely fashion any of its obligations under this Agreement required to be performed and satisfied on or prior to the Initial Closing Date, or a failure by such party to perform and satisfy any other obligations under this Agreement; provided, however, that a termination pursuant to this Section 10.1(b) shall become effective (i) fifteen (15) days after notice is given with respect to a misrepresentation or breach that is not capable of being cured on or prior to the Initial Closing Date, or (ii) immediately prior to the Initial Closing with respect to a misrepresentation or breach that is capable of being cured, but is not cured, on or immediately prior to the Initial Closing Date;

46

     (c) by either the Buyers or the Selling Parties if any Applicable Law shall hereafter be enacted or become applicable that makes the transactions contemplated hereby or the consummation of the Initial Closing or the Subsequent Closing illegal or otherwise prohibited, or if any judgment, injunction, order or decree enjoining any party hereto from consummating the transactions contemplated hereby is entered, and such judgment, injunction, order or decree shall become final and nonappealable; and

     (d) by either the Buyers or the Selling Parties, if the Initial Closing shall not have been consummated by May 11, 2001 (the "Outside Date"); provided, however, that neither the Buyers or the Selling Parties may terminate this Agreement pursuant to this Section 10.1(d) if the Initial Closing shall not have been consummated within such time period by reason of the failure of such party, or any of its Affiliates, to perform in all material respects any of its or their respective covenants or agreements contained in this Agreement.

     SECTION 10.2. Effect of Termination. If this Agreement is terminated as permitted by Section 10.1, all liability or obligations of the parties under this Agreement shall terminate and no party shall have any liability or obligation to any other party under this Agreement other than (a) pursuant to the provisions of Sections 7.6, 11.3, 11.5 and this Section 10.2, or (b) by reason of a breach of any of the provisions hereof.

                                   ARTICLE 11

                                  MISCELLANEOUS

     SECTION 11.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

47

         if to the Buyers, to: Jacobs Engineering Group Inc.

                               1111 S. Arroyo Parkway
                               Pasadena, California  91105
                               (for personal delivery and overnight courier) P.O. Box 7084
                               Pasadena, California  91109-7084
                               (for United States mail)
                               Attn:  President
                               Facsimile:  (626) 578-6837

         with a copy to:       Gibson, Dunn & Crutcher LLP

                               333 South Grand Avenue
                               Los Angeles, California 90071-3197
                               Attention:  Peter F. Ziegler, Esq.
                               Facsimile: (213) 229-6595

         if to the Selling Parties, to:  LawGibb Group, Inc.

                               1105 Sanctuary Parkway, Suite 300
                               Alpharetta, Georgia 30004
                               Attention: President
                               Facsimile: (770) 360-0620

         with a copy to:       Long Aldridge & Norman LLP

                               303 Peachtree Street, Suite 5300
                               Atlanta, Georgia 30308
                               Attention:  F.T. Davis, Jr., Esq.
                               Facsimile: (404) 527-4024

     or such other address or facsimile number as such party may hereafter specify by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section 11.1.

     SECTION 11.2. Amendments; No Waivers.

     (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No waiver by a party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

48

     SECTION 11.3. Expenses. Except as otherwise provided for herein, all costs and expenses incurred in connection with this Agreement and in closing and carrying out the transactions contemplated hereby shall be paid by the party incurring such cost or expense. Without limiting the generality of the immediately preceding sentence, (A) the fees, costs and expenses of the accountants, attorneys and other financial advisors to the Selling Parties in connection with the preparation or negotiation of, or the consummation of the transactions contemplated by, this Agreement shall be borne by Parent and none of such fees, costs or expenses shall be paid by the Company or any of the Company Subsidiaries and (B) the Buyers shall pay all stamp, transfer and other similar taxes or fees arising from the transfer of the Shares. This Section 11.3 shall survive the termination of this Agreement.

     SECTION 11.4. Entire Agreement/No Third Party Beneficiaries. This Agreement (including the Disclosure Letter, schedules and exhibits and referred to herein which are hereby incorporated by reference and the other agreements executed simultaneously herewith) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, expressed or implied, between the parties with respect to the subject matter of this Agreement. Except as specifically provided in Article 9 with respect to indemnification provided to the Indemnitees identified therein, no provision of this Agreement shall create any third party beneficiary rights in any Person, including any employee or former employee of the Selling Parties, the Buyers or any Affiliate thereof (including any beneficiary or dependent thereof).

     SECTION 11.5. Arbitration.

     (a) Any dispute,  controversy  or  difference  between or among the parties
(such parties being referred to individually as a "Disputing Party," and, together, as the "Disputing Parties") arising out of this Agreement or the transactions contemplated hereby, including without limitation any dispute between an Indemnitee and any Indemnifying Party under Article 9, which the parties are unable to resolve themselves shall be submitted to and resolved by arbitration in accordance with the rules of the American Arbitration Association (the "AAA") as herein provided. Any such arbitration shall be conducted by a single arbitrator who (i) shall be qualified as an arbitrator under the standards of the AAA and who shall have been engaged in the private practice of law for not less than fifteen (15) years immediately prior to appointment as arbitrator pursuant to this Agreement, (ii) is, in any such case, not affiliated with any party in interest to such arbitration, and (iii) who has substantial professional experience with regard to corporate legal matters. If the Disputing Parties cannot agree on an appropriate arbitrator within thirty (30) days of a request for arbitration by a Disputing Party, the AAA shall designate an appropriate arbitrator.

49

     (b) The arbitrator shall consider the dispute at issue in Washington, D.C. or another location in the United States acceptable to the parties, at a mutually agreed upon time within one hundred twenty (120) days (or such other period as may be acceptable to the Disputing Parties or as directed by the arbitrator) of the designation of the arbitrator. The arbitration proceeding shall be held in accordance with the rules for commercial arbitration of the AAA in effect on the date of the initial request by the Disputing Party that gave rise to the dispute to be arbitrated (as such rules are modified by the terms of this Agreement or may be further modified by mutual agreement of the Disputing Parties) and shall include an opportunity for the parties to conduct discovery in advance of the proceeding using all of the authorized methods of discovery allowed by the Federal Rules of Civil Procedure in effect on the date of the initial request by the Disputing Party. Notwithstanding the foregoing, the Disputing Parties shall agree that they will attempt, and they intend that they and the arbitrator should use commercially reasonable efforts in that attempt, to conclude the arbitration proceeding and have a final decision from the arbitrator within one hundred twenty (120) days from the date of selection of the arbitrator; provided, however, that the arbitrator shall be entitled to extend such one hundred twenty (120) day period for up to one additional one hundred twenty (120) day period. The arbitrator shall be bound to follow the laws of the State of Delaware, decisional and statutory, in reaching any decision and making any award and shall deliver a written award, including written findings of fact and conclusions of law, with respect to the dispute to each of the parties, who shall promptly act in accordance therewith. Each Disputing Party to such arbitration agrees that any award of the arbitrator shall be final, conclusive and binding and that they will not contest any action by any other party thereto in accordance with an award of the arbitrator; provided, however that any party may appeal based on statutory grounds. It is specifically understood and agreed that any party may enforce any award rendered pursuant to the arbitration provisions of this Section 11.5 by bringing suit in any court of competent jurisdiction.

     (c) All costs and expenses attributable to the arbitrator shall be allocated among the parties to the arbitration in such manner as the arbitrator shall determine to be appropriate under the circumstances.

     SECTION 11.6. Belgium Assets. It is the mutual understanding of the Buyers and the Selling Parties that the Selling Parties are not selling, transferring or assigning any of those assets or properties used in connection with the unincorporated division of Parent's subsidiary Law Engineering & Environmental Services, Inc. referred to as the "Environmental Policy Centre" to the Buyers or any of their Affiliates pursuant to this Agreement or any of the transactions contemplated hereunder.

     SECTION 11.7. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

     SECTION 11.8. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws and not the conflicts of laws provisions of the State of Delaware.

     SECTION 11.9. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

50

     SECTION 11.10. Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this
Agreement so as to effect the original intent of the parties as closely as possible in mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

     SECTION 11.11. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 11.12. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either party. Whenever required by the context, any gender shall include any other gender, the singular shall include the plural and the plural shall include the singular. Whenever the word "including" is used in this Agreement, it shall be deemed to mean "including, without limitation," "including, but not limited to" or other words of similar import such that the items following the word "including" shall be deemed to be a list by way of illustration only and shall not be deemed to be an exhaustive list of applicable items in the context thereof. All references to dollars refer to U.S. Dollars.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                            LAWGIBB GROUP, INC.



                                            By: /s/ Bruce C. Coles
                                            ----------------------
                                            Name: Bruce C. Coles
                                            Title: Chairman, President and CEO

                                            LAW INTERNATIONAL, INC



                                            By: /s/ Bruce C. Coles
                                            ----------------------
                                            Name: Bruce C. Coles
                                            Title: President

                                            GIBB INTERNATIONAL HOLDINGS, INC.



                                            By: /s/ Bruce C. Coles
                                            ----------------------
                                            Name: Bruce C. Coles
                                            Title: President

                  [Signature Page for Stock Purchase Agreement]



                                            JACOBS ENGINEERING GROUP INC.



                                            By: /s/ John W. Prosser, Jr.
                                            ----------------------------
                                            John W. Prosser, Jr.
                                            Senior Vice President, Finance and
                                            Administration



                                            JACOBS ENGINEERING, INC.

                                            By: /s/ John W. Prosser, Jr.
                                            ----------------------------
                                            John W. Prosser, Jr.
                                            Director and Treasurer



                                            JACOBS ENGINEERING UK LIMITED



                                            By: /s/ John W. Prosser, Jr.
                                            ----------------------------
                                            John W. Prosser, Jr.
                                            Director and Treasurer



                                            JACOBS ENGINEERING FRANCE SAS



                                            By: /s/ John W. Prosser, Jr.
                                            ----------------------------

                                            John W. Prosser, Jr.
                                            Attorney in Fact pursuant to a Power
                                            of Attorney dated March 27, 2001